    As filed with the Securities and Exchange Commission on November 14, 2001

                                                   Registration No. 333-72712


===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 --------------


                           AMENDMENT NO. 1 TO FORM S-3
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                                 --------------

                                                                                     BANCORPSOUTH CAPITAL TRUST I
                                                                                     BANCORPSOUTH CAPITAL TRUST II
                                                                                     BANCORPSOUTH CAPITAL TRUST III
                      BANCORPSOUTH, INC.                                             BANCORPSOUTH CAPITAL TRUST IV
    (Exact Name of Registrant as Specified in Its Charter)              (Exact Name of Registrant as Specified in Its Charter)
                         MISSISSIPPI                                                           DELAWARE
               (State or Other Jurisdiction of                                      (State or Other Jurisdiction of
                Incorporation or Organization)                                      Incorporation or Organization)
                          64-0659571                                                          APPLIED FOR
              (IRS Employer Identification No.)                                   (IRS Employer Identification Nos.)
                    ONE MISSISSIPPI PLAZA                                                ONE MISSISSIPPI PLAZA
                  TUPELO, MISSISSIPPI 38801                                            TUPELO, MISSISSIPPI 38801
                        (662) 680-2000                                                      (662) 680-2000
(Address, Including Zip Code, and Telephone Number, Including        (Address, Including Zip Code, and Telephone Number, Including
   Area Code, of Registrant's Principal Executive Offices)              Area Code, of Registrant's Principal Executive Offices)

                                 --------------

                                                                                             With copies to:
                        AUBREY B. PATTERSON                                               RALPH W. DAVIS, ESQ.
                        BANCORPSOUTH, INC.                                           WALLER LANSDEN DORTCH & DAVIS,
                       ONE MISSISSIPPI PLAZA                                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                     TUPELO, MISSISSIPPI 38801                                         2100 NASHVILLE CITY CENTER
                          (662) 680-2000                                                    511 UNION STREET
     (Name, Address, Including Zip Code, and Telephone Number,                      NASHVILLE, TENNESSEE  37219-1760
            Including Area Code, of Agent For Service)                                       (615) 244-6380

                                 --------------

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________________

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                 --------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                           PROPOSED                  PROPOSED          AMOUNT OF
    TITLE OF EACH CLASS OF SECURITIES TO BE        AMOUNT TO BE   MAXIMUM AGGREGATE OFFERING     MAXIMUM AGGREGATE    REGISTRATION
                   REGISTERED                     REGISTERED (1)     PRICE PER UNIT (1)(2)     OFFERING PRICE (1)(2)      FEE
----------------------------------------------------------------------------------------------------------------------------------
Debt Securities of BancorpSouth, Inc. (3)...            --                    --                        --                  --
----------------------------------------------------------------------------------------------------------------------------------
Common Stock of BancorpSouth, Inc., par value           --                    --                        --                  --
$2.50 per share (4).........................
----------------------------------------------------------------------------------------------------------------------------------
Trust Preferred Securities of BancorpSouth              --                    --                        --                  --
Capital Trust I, BancorpSouth Capital Trust II,
BancorpSouth Capital Trust III and BancorpSouth
Capital Trust IV............................
----------------------------------------------------------------------------------------------------------------------------------
BancorpSouth, Inc. Guarantees with respect to           --                    --                       --                   --
Trust Preferred Securities (5)..............
----------------------------------------------------------------------------------------------------------------------------------
Total ......................................       $500,000,000              100%                  $500,000,000         $125,000
==================================================================================================================================

(1) Pursuant to General Instruction II (D) of Form S-3, such indeterminate number or principal amount of Debt Securities (including Debt Securities and Junior Subordinated Debt Securities) and Common Stock of BancorpSouth, Inc. (the "Company") and Trust Preferred Securities (the "Trust Preferred Securities") of BancorpSouth Capital Trust I, BancorpSouth Capital Trust II, BancorpSouth Capital Trust III and BancorpSouth Capital Trust IV (collectively, the "BXS Trusts") not to exceed $500,000,000 maximum aggregate offering price exclusive of accrued interest and dividends, if any (collectively, the "Offered Securities").

(2) The proposed maximum offering price per unit will be determined from time to time in connection with the issuance of the Offered Securities registered hereunder. The maximum aggregate offering price will be such amount in U.S. dollars as shall result in a maximum aggregate offering price for all securities of $500,000,000. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, and exclusive of accrued interest and dividends, if any.

(3) Junior Subordinated Debt Securities may be purchased by any of the BXS Trusts with the proceeds of the sale of the Trust Preferred Securities of that BXS Trust, together with the proceeds received from the Company for the common securities to be issued by that BXS Trust to the Company. No additional consideration will be received by the Company for such Junior Subordinated Debt Securities. Such Junior Subordinated Debt Securities may later be distributed for no additional consideration to the holders of Trust Preferred Securities of the applicable BXS Trust upon certain events described in the applicable Trust Agreement of such BXS Trust.

(4) Includes Common Stock Purchase Rights. Prior to the occurrence of certain events, such Rights will not be exercisable or evidenced separately from the Common Stock.

(5) The Company is also registering pursuant to this Registration Statement the Company's Guarantees and other obligations that it may have with respect to Trust Preferred Securities issued by any of the BXS Trusts. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate consideration will be received for any such Guarantee or any other such obligations.

                                 --------------

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                   SUBJECT TO COMPLETION, DATED ________, 2001

PROSPECTUS

                                  $500,000,000

                               BANCORPSOUTH, INC.
                                 Debt Securities
                       Junior Subordinated Debt Securities
                                  Common Stock

                          BANCORPSOUTH CAPITAL TRUST I
                          BANCORPSOUTH CAPITAL TRUST II
                         BANCORPSOUTH CAPITAL TRUST III
                          BANCORPSOUTH CAPITAL TRUST IV
                           Trust Preferred Securities
   (fully and unconditionally guaranteed on a subordinated basis, as described herein, by BancorpSouth, Inc.)

         BancorpSouth, Inc. and the BXS Trusts may offer and sell from time to time, in one or more series, up to $500,000,000 of the securities listed above in connection with this prospectus.

         The common stock of BancorpSouth, Inc. is listed on the New York Stock Exchange under the symbol "BXS."

         This prospectus contains a general description of the securities which may be offered. The specific terms of the securities will be contained in one or more supplements to this prospectus. Read the prospectus and any supplement carefully before you invest. The supplement may also add, update or change information contained in this prospectus.

         THE SECURITIES COVERED BY THIS PROSPECTUS WILL NOT BE SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF BANCORPSOUTH AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is ____________, 2001.

         This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

                                TABLE OF CONTENTS



HEADING                                                                                                        PAGE
-------                                                                                                        ----
About this Prospectus.............................................................................................3

Ratio of Earnings to Fixed Charges................................................................................4

Where You Can Find More Information...............................................................................5

The Company.......................................................................................................6

The BXS Trusts....................................................................................................6

Certain Regulatory Considerations.................................................................................9

Use of Proceeds..................................................................................................10

Description of Debt Securities...................................................................................10

Description of Junior Subordinated Debt Securities...............................................................17

Description of Trust Preferred Securities........................................................................28

Description of Guarantees........................................................................................38

Relationship Among the Trust Preferred Securities, the Corresponding Junior Subordinated
Debt Securities and the Guarantees...............................................................................40

Description of Common Stock......................................................................................42

Book-Entry Issuance..............................................................................................47

Legal Matters....................................................................................................50

Experts..........................................................................................................50

Plan of Distribution.............................................................................................50

                              ABOUT THIS PROSPECTUS

         This document is called a prospectus. This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. To understand the terms of the securities, you should carefully read this prospectus with the attached prospectus supplement. This prospectus and the prospectus supplement together give the specific terms of the securities being offered. You should also read the documents referred to under the heading "Where You Can Find More Information" for information on BancorpSouth, Inc. and its financial statements. The Company has its principal offices at One Mississippi Plaza, Tupelo, Mississippi 38804 (telephone: (662) 680-2000). Certain capitalized terms used in this summary are defined elsewhere in this prospectus.

         BancorpSouth, Inc. (also referred to as the "Company" or "we") and BancorpSouth Capital Trust I, BancorpSouth Capital Trust II, BancorpSouth Capital Trust III and BancorpSouth Capital Trust IV have filed a registration statement with the Securities and Exchange Commission under a "shelf" registration procedure. Under this procedure, the Company and the BXS Trusts may offer and sell from time to time, in one or more series, up to an aggregate of $500,000,000 of any of the following securities:

         (i)      unsecured debt securities of the Company;

         (ii)     shares of common stock of the Company;

         (iii)    trust preferred securities of a BXS Trust;

         (iv) unsecured junior subordinated debt securities of the Company relating to the trust preferred securities; and

         (v) guarantees of the Company relating to the trust preferred securities.

         This prospectus provides you with a general description of the securities the Company or a BXS Trust may offer. Each time the Company or a BXS Trust offers securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus.

         The prospectus supplement may also contain information about certain U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.

         The Company and each BXS Trust may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by the Company and each BXS Trust directly or through dealers or agents designated from time to time, which agents may be affiliates of the Company and each BXS Trust. If the Company, directly or through agents, solicits offers to purchase the securities, the Company reserves the sole right to accept and, together with its agents, to reject, in whole or in part, any such offer.

         The prospectus supplement will also contain, with respect to the securities being sold, the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of the underwriters and the net proceeds to the Company and each BXS Trust.

         Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended.

                       RATIO OF EARNINGS TO FIXED CHARGES


         For the nine months ended September 30, 2001 and 2000 and for the five years ended December 31, 2000, the ratio of earnings to fixed charges of the Company, computed as set forth below, was as follows:

                                          Nine months ended                               Year ended December 31:
                                       -----------------------          -----------------------------------------------------
                                       9/30/2001     9/30/2000           2000        1999        1998         1997     1996
                                       ---------     ---------          ------      ------      ------      -------    ----
Earnings to Fixed Charges:
   Excluding Interest on Deposits         5.10         4.69              4.08        7.29        7.59        10.05      N/A
   Including Interest on Deposits         1.38         1.38              1.32        1.53        1.47         1.46      N/A


         For purposes of computing the ratio of earnings to fixed charges, earnings represent net income (loss) before extraordinary items plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Fixed charges, including interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases.

                       WHERE YOU CAN FIND MORE INFORMATION

         The Company and the BXS Trusts have filed a registration statement with the SEC. This prospectus is part of the registration statement but the registration statement also contains additional information and exhibits. The Company also files proxy statements, annual, quarterly and special reports and other information with the SEC. You may read and copy the registration statement and any reports, proxy statements and other information at the public reference room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You can call the SEC for further information about its public reference room at 1-800-732-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like the Company, that file electronically with the SEC. The address of the SEC's website is "http://www.sec.gov."

         The Company's common stock is listed on the New York Stock Exchange under the symbol "BXS." Reports and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         The SEC allows the Company to incorporate documents by reference in this prospectus. This means that by listing or referring to a document which the Company has filed with the SEC in this prospectus, that document is considered to be a part of this prospectus and should be read with the same care. When the Company updates the information contained in documents which have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated.


         The documents listed below are incorporated by reference into this prospectus:

         - The Company's Annual Report on Form 10-K for the year ended December 31, 2000;

         - The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

         - The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001;

         - The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001;

         -       The Company's Current Report on Form 8-K, dated March 28, 2001;

         - The description of the Company's Common Stock and Common Stock Purchase Rights contained in the Company's Registration Statements on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description; and o Any documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this registration statement of which this prospectus is a part and before the effective date of that registration statement and after the date of this prospectus and before the termination of the offering of the securities.


         You may request a free copy of any or all of these filings by writing or telephoning us at the following address:

                                       BancorpSouth, Inc.
                                       One Mississippi Plaza
                                       Tupelo, Mississippi  38804
                                       Attention: Corporate Secretary
                                       Telephone number: (662) 680-2000

         No separate financial statements of any BXS Trust are included in this prospectus. The Company and the BXS Trusts do not consider that such financial statements would be material to holders of the Trust Preferred Securities because each BXS Trust is a special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Corresponding Junior Subordinated Debt Securities (as defined below under the heading "The BXS Trusts") of the Company and issuing the Trust Securities. Furthermore, taken together, the Company's obligations under each series of Corresponding Junior Subordinated Debt Securities, the Junior Indenture pursuant to which the Corresponding Junior Subordinated Debt Securities will be issued, the related Trust Agreement and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the related Trust Preferred Securities of a BXS Trust. For a more detailed discussion see "The BXS Trusts," "Description of Trust Preferred Securities," "Description of Junior Subordinated Debt Securities--Corresponding Junior Subordinated Debt Securities" and "Description of Guarantees." In addition, the Company does not expect that any of the BXS Trusts will be filing reports under the Exchange Act with the SEC.

         You should only rely on the information contained in this prospectus and any applicable prospectus supplement or incorporated by reference. Neither the Company nor any BXS Trust has authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of a later date than the date of this prospectus or the applicable prospectus supplement. The financial condition, results of operations or business prospects of the Company may have changed since those dates.

                                   THE COMPANY

         The Company is a bank holding company and Mississippi corporation with commercial banking and financial services operations in Mississippi, Tennessee, Alabama, Arkansas, Texas and Louisiana. Its principal subsidiary is BancorpSouth Bank, a Mississippi banking corporation (the "Bank"). The Company's principal office is located at One Mississippi Plaza, Tupelo, Mississippi 38804 and its telephone number is (662) 680-2000.

         The Bank has its principal office in Tupelo, Lee County, Mississippi, and conducts a general commercial banking and trust business through offices in over 100 municipalities or communities in Mississippi, Tennessee, Alabama, Arkansas, Texas and Louisiana. The Bank has grown through the acquisition of other banks, the purchase of assets from federal regulators and through the opening of new branches and offices.

         The Bank and its subsidiaries provide a range of financial services to individuals and small-to-medium size businesses. The Bank operates investment services, consumer finance, credit life insurance and insurance agency subsidiaries which engage in investment brokerage services, consumer lending, credit life insurance sales and sales of other insurance products. The Bank's trust department offers a variety of services including personal trust and estate services, certain employee benefit accounts and plans, including individual retirement accounts, and limited corporate trust functions.

                                 THE BXS TRUSTS

         Each BXS Trust is a statutory business trust created under Delaware law and is governed by:

         (i) a trust agreement, in effect as of the date hereof, as Depositor of the BXS Trust, and the Delaware Trustee of such BXS Trust; and

         (ii) a certificate of trust, in effect as of the date hereof, filed with the Delaware Secretary of State.

         Unless otherwise specified in the applicable prospectus supplement:

         - Each BXS Trust will have a term of approximately 55 years from the date it issues its Trust Securities, but may dissolve earlier as provided in the applicable Trust Agreement.

         - Each BXS Trust's business and affairs will be conducted by its trustees.

         - The trustees will be appointed by the Company as holder of the Trust Common Securities.

         - The trustees will be The Bank of New York, as the Property Trustee (the "Property Trustee"), The Bank of New York (Delaware), as the Delaware Trustee (the "Delaware Trustee"), and two individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with the Company (collectively, the "BXS Trust Trustees"). The Bank of New York, as Property Trustee, will act as sole indenture trustee under each Trust Agreement for purposes of compliance with the Trust Indenture Act. The Bank of New York will also act as trustee under the Guarantees and the Junior Indenture. See "Description of Guarantees" and "Description of Junior Subordinated Debt Securities."

         - If an event of default under the Trust Agreement for a BXS Trust has occurred and is continuing, the holder of the Trust Common Securities of that BXS Trust, or the holders of a majority in Liquidation Amount of the Related Trust Preferred Securities, will be entitled to appoint, remove or replace the Property Trustee or the Delaware Trustee for such BXS Trust.

         - Under all circumstances, only the holder of the Trust Common Securities has the right to vote to appoint, remove or replace the Administrative Trustees.

         - The duties and obligations of each BXS Trust Trustee are governed by the applicable Trust Agreement.

         - The Company will pay all fees and expenses related to each BXS Trust and the offering of the Trust Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each BXS Trust.

         Each trust agreement of a BXS Trust in effect on the date hereof will be amended and restated in its entirety (each, as so amended and restated, a "Trust Agreement") substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part.

         Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

         Each BXS Trust may offer to the public, from time to time, preferred securities (the "Trust Preferred Securities") representing preferred beneficial interests in the applicable BXS Trust. In addition to Trust Preferred Securities offered to the public, each BXS Trust will sell common securities representing common ownership interests in such BXS Trust to the Company (the "Trust Common Securities"). All of the Trust Common Securities of each BXS Trust will be owned by the Company. The Trust Common Securities and the Trust Preferred Securities together are also referred to as the "Trust Securities."

         Each BXS Trust exists for the exclusive purposes of:

         (i)      issuing and selling its Trust Securities;

         (ii) using the proceeds from the sale of such Trust Securities to acquire a series of Corresponding Junior Subordinated Debt Securities issued by the Company;

         (iii)    making distributions; and

         (iv) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Trust Securities).

         When any BXS Trust sells its Trust Preferred Securities to the public, it will use the money it receives together with the money it receives from the sale of its Trust Common Securities to buy a series of the Company's Junior Subordinated Debt Securities (the "Corresponding Junior Subordinated Debt Securities"). The payment terms of the Corresponding Junior Subordinated Debt Securities will be virtually the same as the payment terms of that BXS Trust's Trust Preferred Securities (the "Related Trust Preferred Securities").

         Each BXS Trust will own only the applicable series of Corresponding Junior Subordinated Debt Securities. The only source of funds for each BXS Trust will be the payments it receives from the Company on the Corresponding Junior Subordinated Debt Securities. Each BXS Trust will use such funds to make cash payments to holders of the Trust Preferred Securities.

         The Trust Common Securities of a BXS Trust will rank equally, and payments will be made thereon pro rata, with the Trust Preferred Securities of such BXS Trust, except that upon the occurrence and continuance of an event of default under a Trust Agreement resulting from an event of default under the Junior Indenture, the rights of the Company, as holder of the Trust Common Securities, to payment in respect of Distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the Trust Preferred Securities of such BXS Trust. See "Description of Trust Preferred Securities--Subordination of Trust Common Securities." The Company will acquire Trust Common Securities in an aggregate Liquidation Amount equal to not less than 3% of the total capital of each BXS Trust.

         The prospectus supplement relating to any Trust Preferred Securities will contain the details of the cumulative preferential cash distributions ("Distributions") to be made periodically to the holders of the Trust Securities.

         Under certain circumstances, the Company may redeem the Corresponding Junior Subordinated Debt Securities which it sold to a BXS Trust. If it does this, the BXS Trust will redeem a like amount of the Trust Preferred Securities which it sold to the public and the Trust Common Securities which it sold to the Company.

         Under certain circumstances, the Company may dissolve each BXS Trust and cause the Corresponding Junior Subordinated Debt Securities to be distributed to the holders of the Related Trust Preferred Securities. If this happens, owners of the Related Trust Preferred Securities will no longer have any interest in such BXS Trust and will only own the Corresponding Junior Subordinated Debt Securities.

         Generally, the Company needs the approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") to redeem the Corresponding Junior Subordinated Debt Securities or to dissolve one or more of the BXS Trusts. A more detailed description is provided under the heading "Description of Trust Preferred Securities--Liquidation Distribution Upon Dissolution."

         The principal executive office of each BXS Trust is One Mississippi Plaza, Tupelo, Mississippi 38804 and the telephone number of each is (662) 680-2000.

                        CERTAIN REGULATORY CONSIDERATIONS

         GENERAL. As a bank holding company, the Company is subject to the regulation, supervision and examination of the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended by the Gramm-Leach-Bliley Act, which became effective March 11, 2000.

         The Company's subsidiary bank is also subject to regulation, supervision and examination by applicable federal and state banking agencies. The Bank, the Company's principal banking subsidiary, is a Mississippi chartered banking corporation and is subject to regulation, supervision and examination by the Mississippi Department of Banking and Consumer Finance and the Federal Deposit Insurance Corporation. The Bank is not a member of the Federal Reserve. Depository institutions, such as the Bank, are also affected by various state and federal laws, including those related to consumer protection and similar matters.

         For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries, which is information relevant to the Company, please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and the other reports filed subsequently with the SEC by the Company, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of investors.

         DIVIDENDS. The Company is a legal entity separate and distinct from its subsidiaries (including the Bank), although the principal source of the Company's cash revenues are payments of interest and dividends from the Bank. There are various legal and regulatory limitations on the extent to which the Bank can finance or otherwise supply funds to the Company and certain of its other affiliates.

         Various federal and state laws limit the amount of dividends that the Bank may pay to the Company without regulatory approval. Under Mississippi law, the Bank must obtain written approval of the Commissioner of the Mississippi Department of Banking and Consumer Finance prior to paying any dividend on the Bank's common stock. Under the Federal Deposit Insurance Corporation Improvement Act of 1991, the Bank may not pay any dividends if, after paying the dividend, it would be undercapitalized under applicable capital requirements. The FDIC also has the authority to prohibit the Bank from engaging in business practices which the FDIC considers to be unsafe or unsound, which, depending on the financial condition of the Bank, could include the payment of dividends.

         Consistent with its policy regarding bank holding companies serving as a source of financial strength for their subsidiary banks, the Federal Reserve Board has indicated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless its net income available to common shareholders has been sufficient to fully fund the dividends, and the prospective rate of earnings retention appears consistent with the bank holding company's capital needs, asset quality and overall financial condition.

                                 USE OF PROCEEDS

         Except as may be set forth in a prospectus supplement, the Company will use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including refinancing of debt, investments in, or extensions of credit to, the Bank and, to a lesser extent, other existing or future subsidiaries. Pending such use, the net proceeds may be temporarily invested in short-term obligations. The precise amounts and timing of the application of proceeds used for general corporate purposes will depend upon funding requirements of the Company and its subsidiaries and the availability of other funds.

                         DESCRIPTION OF DEBT SECURITIES

         SUMMARY. The following description of the terms of the debt securities other than the Junior Subordinated Debt Securities (the "Debt Securities") sets forth certain general terms and provisions. The particular terms of any offering of Debt Securities will be contained in a prospectus supplement. The prospectus supplement will describe the:

         -        specific designation;

         -        priority in rights of payment, if any;

         -        aggregate principal amount;

         -        denominations;

         -        maturity;

         -        premium, if any;

         -        interest rate, if any (which may be fixed or variable);

         -        dates interest is paid;

         - terms for redemption at the option of the Company or the holder, if any;

         -        terms for sinking or purchase fund payments, if any;

         - currency or currencies of denomination and payment, if other than U.S. dollars;

         - securities exchanges, if any, on which the Debt Securities are to be listed;

         -        initial public offering price;

         -        principal amounts, if any, to be purchased by underwriters;
                  and

         - other terms in connection with the offering and sale of the Debt Securities being sold.

         All or a portion of the Debt Securities may be issued in global form. This means that you will not receive a paper certificate. Instead, you will receive a statement showing your ownership of the Debt Securities that you purchased. A more detailed discussion of the depositary arrangements that will apply appears under the heading "Book-Entry Issuance."

         Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States federal income tax consequences and special considerations applicable to any such Debt Securities will be described in the applicable prospectus supplement.

         If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Debt Securities, special United States federal income tax, accounting and other considerations applicable thereto will be described in the applicable prospectus supplement.

         The Debt Securities are to be issued under an Indenture, as it may be supplemented from time to time (the "Debt Securities Indenture"), between the Company and The Bank of New York, as Trustee (the "Debt Securities Trustee"). The form of the Debt Securities Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. The Debt Securities Indenture is qualified under the Trust Indenture Act.

         The following summaries of certain provisions of the Debt Securities and the Debt Securities Indenture are not complete. For a complete description of the Debt Securities, you should read the Debt Securities Indenture applicable to a particular series of Debt Securities (the "Applicable Indenture"), including the definitions therein of certain terms.

         Wherever we refer to particular sections, articles or defined terms of the Applicable Indenture, we are incorporating those sections, articles or defined terms into this prospectus by reference. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Applicable Indenture.

         GENERAL. The aggregate principal amount of Securities which may be authenticated and delivered under the Debt Securities Indenture is unlimited. The Securities may be issued up to the aggregate principal amount of Securities from time to time authorized by or pursuant to a Company Board Resolution.

         The Securities may be issued in one or more series. All Securities of each series issued under the Debt Securities Indenture shall in all respects be equally and ratably entitled to the benefits thereof with respect to such series without preference, priority or distinction on account of the actual time or times of the authentication and delivery or Maturity of the Securities of such series. There shall be established in or pursuant to a Company Board Resolution, and set forth in an Officers' Certificate of the Company, or established in one or more indentures supplemental to the Debt Securities Indenture, which shall be delivered to the Trustee prior to the issuance of Securities of any series:

         (1) the form of the Securities of the series and the Coupons, if any, appertaining thereto;

         (2)      the title of the Securities of the series;

         (3) any limit upon the aggregate principal amount of the Securities of the series;

         (4)      the date or dates on which the Securities may be issued;

         (5) the date or dates, which may be serial, on which the principal of, and premium, if any, on the Securities of such series shall be payable;

         (6) the rate or rates, or the method of determination thereof, at which the Securities of such series shall bear interest, if any;

         (7) whether Securities under the Debt Securities Indenture are to be designated as Senior Debt Securities or Subordinated Debt Securities;

         (8) the place or places where the principal of, and premium, if any, and interest, if any, on Securities of the series shall be payable;

         (9) the provisions, if any, establishing the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company;

         (10) the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to the sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices, in the currency or currency unit in which the Securities of such series are payable, at which and the period or periods within which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

         (11) the denominations in which such series of Debt Securities will be issuable, if other than denominations of $1000 and any integral multiple thereof;

         (12) the portion of the principal amount of Securities of such series which shall be payable upon declaration of acceleration of the Maturity, if other than the principal amount thereof;

         (13) whether payment of the principal of, premium, if any, and interest, if any, on the Securities of such series shall be with or without deduction for taxes, assessments or governmental charges, and with or without reimbursement of taxes, assessments or governmental charges paid by Holders;

         (14) any Events of Default or Defaults with respect to the Securities of such series;

         (15) the applicable dates for the list of names and addresses of the Holders of Registered Securities in case the Securities of such series do not bear interest;

         (16) whether the Securities of such series are to be issued as Registered Securities (with or without Coupons) or Unregistered Securities or both, and, if Unregistered Securities or Coupon Securities are issued, whether Unregistered Securities or Coupon Securities of such series may be exchanged for Registered Securities or Fully Registered Securities of such series and whether Registered Securities or Fully Registered Securities of such series may be exchanged for Unregistered Securities of such series and the circumstance under which and the place or places where any such exchanges, if permitted, may be made;

         (17) the currency or currencies in which the principal of, and premium, if any, and interest, if any, on the Securities of such series are to be denominated, payable, redeemable or repurchaseable;

         (18) provisions for the satisfaction and discharge of the indebtedness represented by the Securities of such series;

         (19) whether the Securities of such series are issuable as a Global Security and, in such case, the identity of the Depositary for such series;

         (20) if the amount of payment of principal of (and premium, if any) or interest on the Securities of such series may be determined with reference to an index, formula or other method based on a coin, currency or currency unit other than that in which the Securities are stated to be payable or otherwise, the manner in which such amounts shall be determined;

         (21)     any other terms of such series; and

         (22) any trustees, paying agents, transfer agents or registrars with respect to the Securities of such series, and, if the Securities of such series are to be denominated and payable in any currency other than Dollars, the initial Dollar Determination Agent.

         Unless otherwise provided in the prospectus supplement:

         (i) principal of (and premium, if any) and interest on the Debt Securities will be payable, and the Debt Securities will be exchangeable and transfers thereof will be registerable, at the office or agency of the Company, except that, at the option of the Company, interest may be paid by mailing a check to the address of the person entitled thereto as it appears in the Security Register; and

         (ii) the Debt Securities will be issued only in registered form and in denominations of $1,000 or any integral multiple thereof, and shall be payable in Dollars.

         No service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Debt Securities may be issued as Original Issue Discount Securities to be sold at a substantial discount below their principal amount. "Original Issue Discount Security" means any security which provides for an amount less than the principal amount thereof to be due and payable upon the declaration of acceleration of the maturity thereof upon the occurrence and continuance of an Event of Default.

         The Debt Securities Indenture does not contain any provisions that would provide protection to holders of the Debt Securities against a sudden and dramatic decline in credit quality of the Company resulting from any highly leveraged transaction, takeover, merger, recapitalization or similar restructuring or change in control.

         The Debt Securities Indenture allows the Company to merge or consolidate with another company, or to sell all or substantially all of its assets to another company. If these events occur, the other company will be required to assume the Company's responsibilities relating to the Debt Securities and the Company will be released from all liabilities and obligations. See "--Merger, Consolidation and Sale of Assets" for a more detailed discussion.

         DEFAULTS. The Debt Securities Indenture defines an Event of Default with respect to any Senior Debt Securities as any one of the following events:

         (1) default in the payment of any interest upon any Security of such series when such interest becomes due and payable, and continuance of such default for a period of 30 days;

         (2) default in the payment of the principal of (including any sinking fund payment or analogous obligation) or premium, if any, on any Security of such series as and when the same shall become due and payable either at Maturity, upon redemption, by declaration or otherwise;

         (3) default in the performance, or breach, of any covenant or warranty of the Company in respect of the Securities of such series (other than a covenant or warranty a default in the performance of which or the breach of which is specifically dealt with elsewhere), and continuance of such default or breach for a period of 90 days after there has been given to the Company by the Trustee, by registered or certified mail, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series, a written notice specifying such default or breach and requiring it to be remedied;

         (4) the entry of a decree or order by a court having jurisdiction in the premises for relief in respect of the Company under Title 11 of the United States Code, as now constituted or as hereafter amended, or any other applicable bankruptcy law or other similar law, or appointing a receiver, trustee or other similar official of the Company or ordering the winding-up or liquidation of its affairs and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

         (5) the filing by the Company a petition or answer or consent seeking relief under Title 11 of the United States Code, as now constituted or as hereinafter amended, or any other applicable Federal or State bankruptcy law or other similar law, or the consent by it to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking possession of a receiver, trustee, custodian or other similar official of the Company shall fail generally to pay its debts as such debts become due or shall take any corporate action in furtherance of any such action; or

         (6) any other Event of Default provided in the supplemental indenture under which such series of Securities is issued or in the form of Securities for such series.

         The Debt Securities Indenture defines an Event of Default with respect to any Subordinated Debt Securities as any one of the following events:

         (1) the entry of a decree or order by a court having jurisdiction in the premises for relief in respect of the Company under Title 11 of the United States Code, as now constituted or as hereafter amended, or any other applicable Federal or State bankruptcy law or other similar law, or appointing a receiver, trustee or other similar official of the Company or ordering the winding-up or liquidation of its affairs and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

         (2) the filing by the Company of a petition or answer or consent seeking relief under Title 11 of the United States Code, as now constituted or as hereinafter amended, or any other applicable Federal or State bankruptcy law or other similar law, or the consent by it to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking possession of a receiver, trustee, custodian or other similar official of the Company, shall fail generally to pay its debts as such debts become due or shall take any corporate action in furtherance of any such action; or

         (3) any other Event of Default provided in the supplemental indenture under which such series of Securities is issued or in the form of Security for such series.

         If an Event of Default with respect to any series of Securities occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities outstanding of such series may declare the principal (or, if Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of the Securities of such series) of all the Securities of such series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders of Securities), and upon any such declaration the same shall become immediately due and payable.

         The Debt Securities Indenture provides that the applicable Trustee will, within 90 days after the occurrence of any default under the Debt Securities Indenture with respect to any series of Securities, transmit in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, notice of such default under the Debt Securities Indenture known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or premium, if any, or interest on any Security of such series, or in the payment of any sinking fund installment or analogous obligation with respect to the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of Securities of such series and any Coupons appertaining thereto; and provided, further, that in the case of any default in the performance, or breach, of any covenant or warranty of the Company in respect of the Securities of such series, no such notice to Holders of Securities of such series shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default or a Default.

         The Debt Securities Indenture provides that the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities or Coupons, if any, appertaining thereto pursuant to this Indenture, unless such Holders of Securities or Coupons, if any, appertaining thereto shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

         SUPPLEMENTAL INDENTURES. From time to time, without the consent of the Holders of any Securities, the Company, when authorized by a Board Resolution, and the Trustee for the Securities of any or all series, at any time and from time to time, may enter into one or more indentures supplemental to the Debt Securities Indenture, in form satisfactory to the Trustee, for any of the following purposes:

         (1) to evidence the succession of another corporation to the Company, and the assumption by any such successor of the covenants and obligations of the Company and in the Securities contained;

         (2) to evidence and provide for the acceptance of appointment by another corporation as a successor trustee with respect to one or more series of Securities;

         (3) to add to the covenants and agreements of the Company for the benefit of the Holders of all or any series of Securities and the Coupons, if any, appertaining thereto (if such covenants are for less than all series, stating that such covenants are for the benefit of such series), or to surrender any right or power conferred upon the Company by the Debt Securities Indenture, provided that such action shall not adversely affect the interests of the Holders of Securities of any series then Outstanding and the Holders of the Coupons, if any, appertaining thereto;

         (4) to cure any ambiguity, to correct or supplement any provision of the Debt Securities Indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Debt Securities Indenture, provided such other provisions shall not adversely affect the interests of the Holders of Securities of any series then Outstanding and Coupons, if any, appertaining thereto;

         (5) to establish any additional form of Security and to provide for the issuance of any additional series of Securities and Coupons, if any, appertaining thereto and to set forth the terms thereof;

         (6) to permit payment in the United States of principal, premium or interest on Unregistered Securities or of interest on Coupon Securities; or

         (7) to provide for the issuance of uncertificated Securities of one or more series in the place of certificated Securities.

         From time to time, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series (voting as one class) affected by such supplemental indenture or indentures, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental to the Debt Securities Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Debt Securities Indenture or of modifying in any manner the rights of the Holders of the Securities of each such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

         (1) change the Maturity of the principal of, or the Stated Maturity of, or any installment of interest on, any Security, or reduce the principal amount thereof (including in the case of an Original Issue Discount Security the amount payable upon acceleration of the Maturity thereof) or any premium thereon or the rate of interest thereon, or change the method of computing the amount of principal thereof on any date, or eliminate a Place of Payment where, or the coin or currency in which, any Security or any premium thereon or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity or the Stated Maturity, as the case may be, thereof (or, in the case of redemption or a repayment, on or after the Redemption Date or the Repayment Date, as the case may be);

         (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Debt Securities Indenture or certain defaults hereunder and their consequences) provided for in the Debt Securities Indenture; or

         (3) modify any of the provisions of the "Supplemental Indentures", "Waiver of Covenants" or "Waiver of Past Defaults" sections of the Debt Securities Indenture, except to increase any such percentage or to provide that certain other provisions of the Debt Securities Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby.

         MERGER, CONSOLIDATION AND SALE OF ASSETS. The Company shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety, to any Person, unless:

         (1) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental to the Debt Securities Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all the Securities of each series and the Coupons, if any, appertaining thereto and the performance of every covenant of the Debt Securities Indenture on the part of the Company to be performed or observed;

         (2) immediately after giving effect to such transaction, no Event of Default or Default, and no event which, after notice or lapse of time or both, would become an Event of Default or a Default, shall have happened and be continuing; and

         (3) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with these requirements and that all conditions precedent provided for the Debt Securities Indenture relating to such transaction have been complied with.

         Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Debt Securities Indenture with the same effect as if such successor corporation had been named as the Company therein.

         In the event of any such conveyance or transfer, the Person named as the Company or any successor which shall theretofore have become such may be dissolved, wound-up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker of all the securities and from its obligations under the Debt Securities Indenture.

         OUTSTANDING DEBT SECURITIES. The Debt Securities Indenture provides that, in determining whether the holders of the requisite principal amount of outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Applicable Indenture:

         (a) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof; and

         (b) Securities owned by the Company or any other obligor upon the Securities or by any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

         TRUSTEE. The Bank of New York is the Trustee under the Debt Securities Indenture.

               DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

         SUMMARY. The following description of the terms of the Junior Subordinated Debt Securities sets forth certain general terms and provisions. The particular terms of any Junior Subordinated Debt Securities will be contained in a prospectus supplement. The prospectus supplement will describe the following terms of the Junior Subordinated Debt Securities:

         (1)      the title of the series of Junior Subordinated Debt
                  Securities;

         (2) any limit upon the aggregate principal amount of the Junior Subordinated Debt Securities and the Company's right to increase such amount;

         (3) the date or dates on which the principal of the Junior Subordinated Debt Securities is payable (the "Stated Maturity") or the method of determination thereof and the Company's right to shorten or extend such date or dates;

         (4) the rate or rates, if any, at which the Junior Subordinated Debt Securities shall bear interest;

         (5) the dates on which any such installment of interest shall be payable (the "Interest Payment Dates");

         (6) the right, if any, of the Company to defer or extend an Interest Payment Date;

         (7) the Regular Record Date for the interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined;

         (8) the place or places where the principal of (and premium, if any) and interest on the Junior Subordinated Debt Securities will be payable and the place or places where notices and demands to or upon the Company in respect of the Junior Subordinated Debt Securities may be made ("Place of Payment");

         (9) any period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which Junior Subordinated Debt Securities may be redeemed, in whole or in part, at the option of the Company;

         (10) the obligation or the right, if any, of the Company to redeem, repay or purchase the Junior Subordinated Debt Securities pursuant to any sinking fund, amortization or analogous provisions, or at the option of a Holder thereof, and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Junior Subordinated Debt Securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligations;

         (11) the denominations in which any Junior Subordinated Debt Securities shall be issuable, if other than denominations of $25.00 and any integral multiple thereof;

         (12) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Junior Subordinated Debt Securities shall be payable, or in which the Junior Subordinated Debt Securities shall be denominated;

         (13) any additions, modifications or deletions in the events of default under the Junior Indenture or covenants of the Company specified in the Junior Indenture with respect to the Junior Subordinated Debt Securities;

         (14) if other than the principal amount thereof, the portion of the principal amount of Junior Subordinated Debt Securities that shall be payable upon declaration of acceleration of the Maturity thereof;

         (15) any additions or changes to the Junior Indenture with respect to a series of Junior Subordinated Debt Securities as shall be necessary to permit or facilitate the issuance of such series in bearer form, registerable or not registerable as to principal, and with or without interest coupons;

         (16) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Junior Subordinated Debt Securities and the manner in which such amounts will be determined;

         (17) the terms and conditions relating to the issuance of a temporary Global Security representing all of the Junior Subordinated Debt Securities of such series and the exchange of such temporary global security for definitive Junior Subordinated Debt Securities of such series;

         (18) subject to the terms described herein under "--Global Junior Subordinated Debt Securities," whether the Junior Subordinated Debt Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Securities, which Depositary shall be a clearing agency registered under the Exchange Act;

         (19)     the appointment of any Paying Agent or Agents;

         (20) the terms and conditions of any right to convert or exchange the Junior Subordinated Debt Securities into other Company securities;

         (21) the transfer restrictions and legends required to be on the Junior Subordinated Debt Securities;

         (22)     the form of Trust Agreement and Guarantee Agreement;

         (23) the relative degree, if any, to which the Junior Subordinated Debt Securities of the series shall be senior to or be subordinated to other series of Junior Subordinated

                  Debt Securities or other indebtedness of the Company in right of payment, whether such other series of Junior Subordinated Debt Securities or other indebtedness are outstanding or not; and

         (24) any other terms of the Junior Subordinated Debt Securities not inconsistent with the provisions of the Junior Indenture.

         Unless otherwise provided in the related prospectus supplement, the Junior Subordinated Debt Securities will be issued in global (book-entry) form to a BXS Trust. The Corresponding Junior Subordinated Debt Securities will be registered in the name of The Depository Trust Company ("DTC") or a nominee of DTC.

         The Junior Subordinated Debt Securities are to be issued in one or more series under a Junior Subordinated Indenture, as supplemented from time to time (as so supplemented, the "Junior Indenture"), between the Company and The Bank of New York, as trustee (the "Junior Indenture Trustee"). Certain U.S. federal income tax consequences and special considerations applicable to any such Junior Subordinated Debt Securities will be described in the applicable prospectus supplement.

         The following summary of certain terms and provisions of the Junior Subordinated Debt Securities, Corresponding Junior Subordinated Debt Securities and the Junior Indenture is not complete. For a complete description, you should read the Junior Indenture. The form of the Junior Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. The Junior Indenture will be qualified under the Trust Indenture Act.

         References herein to particular sections, articles or defined terms of the Junior Indenture incorporate those sections, articles or defined terms into this prospectus by reference. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Junior Indenture.

         GENERAL. Each series of Junior Subordinated Debt Securities will rank equally with all other series of Junior Subordinated Debt Securities and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Junior Indenture to all Senior Debt of the Company, including the Debt Securities. See "--Subordination."

         Except as otherwise provided in the applicable prospectus supplement, the Junior Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Debt, whether under the Junior Indenture, any other existing indenture or any other indenture that the Company may enter into in the future or otherwise.

         The Junior Subordinated Debt Securities will be issuable in one or more series pursuant to an indenture supplemental to the Junior Indenture or a resolution of the Company's Board of Directors or a committee thereof.

         Junior Subordinated Debt Securities may provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof. Certain U.S. federal income tax consequences and special considerations applicable to any such Junior Subordinated Debt Securities will be described in the applicable prospectus supplement.

         If any index is used to determine the amount of payments of principal of and premium, if any, on the Junior Subordinated Debt Securities, special U.S. federal income tax, accounting and other considerations applicable thereto will be described in the applicable prospectus supplement.

         The Junior Indenture does not limit the aggregate principal amount of the Junior Subordinated Debt Securities that may be authenticated and delivered thereunder and provides that Junior Subordinated Debt Securities may be issued in one or more series.

         The Junior Indenture allows the Company to merge or consolidate with another company or to transfer or lease all or substantially all of its assets to another company. If these events occur, the other company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Junior Indenture and the Company shall be discharged from all obligations and covenants under the Junior Indenture and the Junior Subordinated Debt Securities and may be dissolved and liquidated. See "Consolidation, Merger, Sale of Assets and Other Transactions" for a more detailed discussion.

         The Junior Indenture provides that the Company, when authorized by its Board of Directors, and the Junior Indenture Trustee, at any time and from time to time, may enter into one or more indentures supplemental thereto to, among other things, change certain of the Company's obligations or certain of the holder's rights concerning the Junior Subordinated Debt Securities of that series without such holder's consent. The Company and the Junior Indenture Trustee may enter into an indenture supplement to change the principal amount or Stated Maturity of principal of or any installment of interest on (other than as described herein under "--Option to Defer Interest Payments") the Junior Subordinated Debt Securities, however, with the consent of the Holders of not less than a majority in principal amount of the outstanding Junior Subordinated Debt Securities of each series affected by such supplemental indenture. See "Modification of the Junior Indenture" for a more detailed discussion.

         DENOMINATIONS, REGISTRATION AND TRANSFER. Unless otherwise specified in the applicable prospectus supplement, the Junior Subordinated Debt Securities will be issuable only in registered form without coupons in denominations of $25.00 and any integral multiple thereof. See "Book-Entry Issuance." Subject to restrictions relating to Junior Subordinated Debt Securities represented by global certificates, Junior Subordinated Debt Securities of any series will be exchangeable for other Junior Subordinated Debt Securities of the same series, of authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and having the same terms.

         Subject to restrictions relating to Junior Subordinated Debt Securities represented by global certificates, Junior Subordinated Debt Securities may be presented for exchange as provided above and may be surrendered by or on behalf of the Depositary or its nominee to the Securities Registrar, accompanied by registration instructions, without service charge and upon payment of any taxes or other governmental charges as described in the Junior Indenture. The Company will appoint the Junior Indenture Trustee as Securities Registrar under the Junior Indenture.

         In the event of any redemption, neither the Company nor the Junior Indenture Trustee shall be required to (i) issue, transfer or exchange Junior Subordinated Debt Securities of any series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of mailing of a notice of redemption or (ii) transfer or exchange any Junior Subordinated Debt Securities so selected for redemption in whole or in part, except, in the case of any Junior Subordinated Debt Securities to be redeemed in part, any portion thereof not to be redeemed.

         GLOBAL JUNIOR SUBORDINATED DEBT SECURITIES. Unless otherwise stated in a prospectus supplement or unless issued to a BXS Trust as Corresponding Junior Subordinated Debt Securities, each series of the Junior Subordinated Debt Securities will be issued as global Junior Subordinated Debt Securities to be deposited with a Depositary designated by the Company and registered in the name of such Depositary or its nominee. The depositary arrangements that will apply, including the manner in which principal of and premium, if any, and interest on Junior Subordinated Debt Securities and other payments will be payable are discussed in more detail under the heading "Book-Entry Issuance."

         PAYMENT AND PAYING AGENTS. The applicable prospectus supplement will specify the place or places where the principal of (and premium, if any) and interest on any series of Junior Subordinated Debt Securities shall be payable. Unless otherwise indicated in the applicable prospectus supplement, payment of any interest on any series of Junior Subordinated Debt Securities will be made to the Person in whose name such Junior Subordinated Debt Security is registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. The Company may designate one or more Paying Agents.

         Any money deposited with the Junior Indenture Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debt Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall (unless otherwise required by applicable law), at the request of the Company, be paid to the Company or (if held by the Company) be discharged from such trust and all liability of the Junior Indenture Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

         OPTION TO DEFER INTEREST PAYMENTS. If provided in the applicable prospectus supplement, so long as no Debenture Event of Default has occurred and is continuing, the Company will have the right, at any time or from time to time during the term of any series of Junior Subordinated Debt Securities, to defer payment of interest for up to such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such prospectus supplement, provided that no Extension Period may extend beyond the Stated Maturity of such series of Junior Subordinated Debt Securities. During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock; (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Corresponding Junior Subordinated Debt Securities, or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in Common Stock of the Company, (b) any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any rights under such plan, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plan or other contractual obligation of the Company, (e) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, or (f) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged).

         Prior to the termination of any such applicable Extension Period, the Company may further defer the payment of interest.

         REDEMPTION. Unless otherwise indicated in the applicable prospectus supplement, the Company may at any time, at its option and subject to receipt of prior approval of the Federal Reserve Board if such approval is then required under applicable capital guidelines or policies, redeem the Junior Subordinated Debt Securities of any series in whole or in part at any time or from time to time prior to Maturity. If the Junior Subordinated Debt Securities of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify such date or describe such conditions. Unless otherwise indicated in the applicable prospectus supplement, Junior Subordinated Debt Securities may be redeemed in part but only in integral multiples of $25.00. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any Junior Subordinated Debt Security so redeemed shall equal any accrued and unpaid interest (including Additional Interest) thereon to the redemption date, plus 100% of the principal amount thereof.

         Unless otherwise specified in the applicable prospectus supplement, if a Tax Event in respect of a series of Junior Subordinated Debt Securities, an Investment Company Event or a Capital Treatment Event shall occur and be continuing, the Company may, at its option and subject to receipt of prior approval by the Federal Reserve Board if such approval is then required under applicable capital guidelines or policies, prepay such series of Junior Subordinated Debt Securities in whole (but not in part) within 90 days following the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event, at a prepayment price equal to 100% of the principal amount of such Junior Subordinated Debt Securities then outstanding plus accrued and unpaid interest to the date fixed for redemption, except as otherwise specified in the applicable prospectus supplement.

         "Tax Event" means the receipt by the Company of an opinion of independent counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of the Junior Subordinated Debt Securities or of the related Trust Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) such BXS Trust is, or will be within 90 days of the date of such opinion of independent counsel, subject to U.S. federal income tax with respect to income received or accrued on the Corresponding Junior Subordinated Debt Securities or subject to more than a de minimis amount of other taxes, duties or other governmental charges as determined by such counsel, or (ii) interest payable by the Company on such series of Corresponding Junior Subordinated Debt Securities is not, or within 90 days of the date of such opinion of independent counsel, will not be, deductible by the Company, in whole or in part, for U.S. federal income tax purposes.

         A "Capital Treatment Event" means the reasonable determination by the Company that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the related Trust Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the liquidation amount of the Trust Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

         An "Investment Company Event" means the receipt by the Company of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the affected BXS Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of original issuance of the Trust Preferred Securities of such affected BXS Trust.

         Notice of any redemption will be mailed not later than 30 days and not earlier than 60 days prior to the date fixed for redemption, to each Holder of Junior Subordinated Debt Securities to be redeemed, at the address of such Holder as it appears in the Securities Register. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest shall cease to accrue on such Junior Subordinated Debt Securities or portions thereof called for redemption.

         MODIFICATION OF THE JUNIOR INDENTURE. From time to time, the Company and the Junior Indenture Trustee may, without the consent of the Holders of any series of Junior Subordinated Debt Securities, supplement the Junior Indenture for specified purposes, including, among other things, curing ambiguities or inconsistencies (provided that any such action does not materially adversely affect the interest of the Holders of any series of Junior Subordinated Debt Securities or, in the case of Corresponding Junior Subordinated Debt Securities, the Holders of the Related Trust Preferred Securities so long as they remain outstanding) and complying with the requirements of the SEC in order to effect or maintain the qualification of the Junior Indenture under the Trust Indenture Act. The Junior Indenture contains provisions permitting the Company and the Junior Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of Junior Subordinated Debt Securities affected, to supplement the Junior Indenture for the purpose of modifying in any manner the rights of the Holders of such series of the Junior Subordinated Debt Securities under the Junior Indenture; provided, however, that no such supplement may, without the consent of the holder of each outstanding Junior Subordinated Debt Security so affected, among other things, (i) change the Stated Maturity of the principal of, or any installment of interest on (other than as described herein under "--Option to Defer Interest Payments") any series of Junior Subordinated Debt Securities (except as otherwise specified in the applicable prospectus supplement), or reduce the principal amount thereof or of interest thereon or reduce any premium payable upon the redemption thereof, or change the place of payment where any Junior Subordinated Debt Securities or interest thereon is payable or (ii) reduce the percentage of principal amount of Junior Subordinated Debt Securities of any series, the Holders of which are required to consent to any such supplement; provided that, in the case of Corresponding Junior Subordinated Debt Securities, so long as any of the Related Trust Preferred Securities remain outstanding, no such amendment may be made that adversely affects the holders of such Trust Preferred Securities, and no termination of the Junior Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Junior Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of all outstanding Related Trust Preferred Securities unless and until the principal (and premium, if any) of the Corresponding Junior Subordinated Debt Securities and all accrued and unpaid interest thereon have been paid in full and certain other conditions have been satisfied.

         In addition, the Company and the Junior Indenture Trustee may execute, without the consent of any holder of Junior Subordinated Debt Securities, any supplemental Junior Indenture for the purpose of establishing the form or terms of any new series of Junior Subordinated Debt Securities.

         JUNIOR SUBORDINATED DEBT SECURITY EVENTS OF DEFAULT. The Junior Indenture provides that any one or more of the following described events (with grace and cure periods) with respect to a series of Junior Subordinated Debt Securities that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to such series of Junior Subordinated Debt Securities:

         (i) default in the payment of any interest on such series of Junior Subordinated Debt Securities, including any Additional Interest in respect thereof, when it becomes due and payable and continuance of such default for a period of 30 days (subject to the deferral of any due date in the case of an Extension Period);

         (ii) default in the payment of the principal of (or premium, if any, on) such series of Junior Subordinated Debt Securities when due, whether at Maturity, upon redemption, by declaration of acceleration or otherwise;

         (iii) default in the performance, or breach, in any material respect, of any covenant or warranty of the Company in the Junior Indenture and continuance of such default or breach for 90 days after written notice specifying such default or breach and requiring it to be remedied to the Company from the Junior Indenture Trustee or the Holders of at least 25% in aggregate outstanding principal amount of such affected series of outstanding Junior Subordinated Debt Securities; or

         (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

         The Holders of a majority in principal amount of outstanding Junior Subordinated Debt Securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Junior Indenture Trustee. The Junior Indenture Trustee or the Holders of not less than 25% in aggregate principal amount of outstanding Junior Subordinated Debt Securities of each series affected may declare the principal (or, if the Junior Subordinated Debt Securities of such series are Discount Securities, such portion of the principal amount as may be specified in a prospectus supplement) due and payable immediately upon a Debenture Event of Default, and, in the case of Corresponding Junior Subordinated Debt Securities, should the Junior Indenture Trustee or such Holders of such Corresponding Junior Subordinated Debt Securities fail to make such declaration, the Holders of at least 25% in aggregate Liquidation Amount of the Related Trust Preferred Securities shall have such right by a notice in writing to the Company and the Junior Indenture Trustee. The Holders of a majority in aggregate principal amount of outstanding Junior Subordinated Debt Securities of each series affected may annul such declaration and waive the default by written notice to the Property Trustee, the Company and the Junior Indenture Trustee, subject to certain limitations. In the case of Corresponding Junior Subordinated Debt Securities, should the holders of such Corresponding Junior Subordinated Debt Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Related Trust Preferred Securities shall have such right.

         The holders of a majority in aggregate outstanding principal amount of each series of Junior Subordinated Debt Securities affected thereby may, on behalf of the Holders of all the Junior Subordinated Debt Securities of such series, waive any past default, except a default in the payment of principal of (or premium, if any) or interest (including any Additional Interest) (unless such default has been cured and a sum sufficient to pay all matured installments of interest (including any Additional Interest) and principal due otherwise than by acceleration has been deposited with the Junior Indenture Trustee) or a default in respect of a covenant or provision which under the Junior Indenture cannot be modified or amended without the consent of the Holder of each outstanding Junior Subordinated Debt Security of such series. In the case of Corresponding Junior Subordinated Debt Securities, should the holders of such Corresponding Junior Subordinated Debt Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Related Trust Preferred Securities shall have such right. The Company is required to file annually with the Junior Indenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Junior Indenture.

         ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES. If a Debenture Event of Default with respect to a series of Corresponding Junior Subordinated Debt Securities has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on such Corresponding Junior Subordinated Debt Securities on the date such interest or principal is due and payable, a holder of the Related Trust Preferred Securities may institute a suit directly against the Company for enforcement of payment to such holder of principal of (and premium, if any) and interest (including any Additional Interest) on such Corresponding Junior Subordinated Debt Securities having a principal amount equal to the aggregate Liquidation Amount of the Related Trust Preferred Securities of such holder (a "Direct Action"). The Company may not amend the Junior Indenture to remove the foregoing right to bring a Direct Action without the prior consent of the holders of all of the Related Trust Preferred Securities outstanding until the principal (and premium, if any) of the Corresponding Junior Subordinated Debt Securities and all accrued unpaid interest (including Additional Interest) thereon have been paid in full.

         The holders of such Related Trust Preferred Securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debt Securities unless there shall have been an event of default under the Trust Agreement. See "Description of Trust Preferred Securities--Events of Default; Notice."

         CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS. The Junior Indenture provides that the Company shall not consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

         (i) in case the Company consolidates with or merges with or into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the successor Person is a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States or any State or the District of Columbia, and such successor Person expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest (including the Additional Interest) on the Junior Subordinated Debt Securities and the performance of every covenant and every obligation of the Junior Indenture on the part of the Company to be performed or observed;

         (ii) immediately after giving effect to such transaction, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and

         (iii) certain other conditions as prescribed by the Junior Indenture are met.

         SATISFACTION AND DISCHARGE. The Junior Indenture shall cease to be of further effect and the Junior Indenture Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Junior Indenture, when

         (1) either (a) all Junior Subordinated Debt Securities theretofore authenticated and delivered have been delivered to the Junior Indenture Trustee for cancellation or (b) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable, or will become due and payable at their Stated Maturity within one year of the date of deposit, and the Company has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, an amount in the currency or currencies in which the Securities of such series are payable sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest (including any Additional Interest) to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity;

         (2) the Company has paid or caused to be paid all other sums payable under the Junior Indenture by the Company; and

         (3) the Company has delivered to the Junior Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that all conditions precendent of the Junior Indenture have been complied with.

         TRANSFER OR EXCHANGE. At the option of the holder, Junior Subordinated Debt Securities may be exchanged for other Securities of the same series of any authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and having the same terms, upon surrender of the Junior Subordinated Debt Securities to be exchanged at such office or agency. Whenever any securities are so surrendered for exchange, the Company shall execute, and the Junior Indenture Trustee shall authenticate and deliver, the Securities which the holder making the exchange is entitled to receive. All Securities issued upon any transfer or exchange of the Junior Subordinated Debt Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Junior Indenture, as the Securities surrendered upon such transfer or exchange.

         SUBORDINATION. The Company covenants and agrees, and each holder of a Junior Subordinated Debt Security, by its acceptance thereof, likewise covenants and agrees, that the payment of the principal of (and premium, if any) and interest (including any Additional Interest) on each and all of the Junior Subordinated Debt Securities are hereby expressly made subordinate and junior in right of payment to the prior payment in full of all amounts then due and payable in respect of all Senior Debt. As used herein, "Senior Debt" with respect to any series of Securities means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt of the Company, whether incurred on or prior to the date of this Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Securities or the Other Debentures. Senior Debt does not include (a) any Debt of the Company which, when incurred and without respect to any election under Section 1111(b) of the U.S. Bankruptcy Code of 1978, as amended, was without recourse to the Company; (b) any Debt of the Company to any of its Subsidiaries; (c) Debt to any employee of the Company; (d) Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the Holders as a result of the subordination provisions of the Junior Indenture would be greater than such payments otherwise would have been as a result of any obligation of such holders of such Debt to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of the subordination provisions to which such Debt is subject; and (e) any other debt securities issued pursuant to the Junior Indenture.

         In the event of:

         (i) any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, its creditors or its property,

         (ii) any proceeding for the liquidation, dissolution, or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,

         (iii)    any assignment by the Company for the benefit of creditors or

         (iv) any other marshaling of the assets of the Company (each such event, if any, herein sometimes referred to as a "Proceeding"), then the holders of Senior Debt shall be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before the Holders of the Securities are entitled to receive or retain any payment or distribution of any kind or character, whether in cash, property or securities (including any payment or distribution which may be payable or deliverable by reason of the payment of any other Debt of the Company (including any series of the Securities) subordinated to the payment of the Securities, such payment or distribution being hereinafter referred to as a "Junior Subordinated Payment"), on account of principal of (or premium, if any) or interest (including any Additional Interest) on the Securities or on account of the purchase or other acquisition of Securities by the Company or any Subsidiary and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any Junior Subordinated Payment, which may be payable or deliverable in respect of the Securities in any such Proceeding; provided, however, that holders of Senior Debt shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Debt to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of business. In the event that, notwithstanding the foregoing provisions of this Section, the Junior Indenture Trustee or the Holder of any Junior Subordinated Debt Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any Junior Subordinated Payment, before all Senior Debt is paid in full or payment thereof is provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to a Responsible Officer of the Junior Indenture Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         TRUST EXPENSES. The Company, as holder of the Trust Common Securities, covenants to pay all debts and obligations and all costs and expenses of each BXS Trust, including, but not limited to, all costs and expenses relating to the organization of each BXS Trust, the fees and expenses of the Trustees and all costs and expenses relating to the operation of such BXS Trust, and to pay any and all taxes, duties, assessments or other governmental charges of whatever nature imposed on each BXS Trust by the United States or any other taxing authority.

         GOVERNING LAW. The Junior Indenture and the Junior Subordinated Debt Securities will be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

         INFORMATION CONCERNING THE JUNIOR INDENTURE TRUSTEE. The Junior Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in the Junior Indenture, and no implied covenants or obligations shall be read into the Junior Indenture against the Trustee. The Junior Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Junior Indenture at the request or direction of any of the holders of Junior Subordinated Debt Securities pursuant to the Junior Indenture, unless such holders shall have offered to the Junior Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                    DESCRIPTION OF TRUST PREFERRED SECURITIES

         This summary of certain provisions of the Trust Preferred Securities and each Trust Agreement is not complete. For a complete description, you should read each Trust Agreement and the applicable prospectus supplement. Wherever particular defined terms of a Trust Agreement are referred to herein or in a prospectus supplement, such defined terms are incorporated herein or therein by reference. The form of each Trust Agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. The applicable prospectus supplement will also describe certain U.S. federal income tax considerations applicable to any offering of the Trust Preferred Securities.

         Pursuant to the terms of the applicable Trust Agreement, each BXS Trust will sell Trust Preferred Securities to the public and Trust Common Securities to the Company. The Trust Preferred Securities represent preferred beneficial interests in the BXS Trust that sold them. Holders of such Trust Preferred Securities will be entitled to receive Distributions and amounts payable on redemption or liquidation ahead of holders of the Trust Common Securities. A more complete discussion appears under the heading "-- Subordination of Trust Common Securities." Holders of the Trust Preferred Securities will also be entitled to other benefits as described in the corresponding Trust Agreement.

         Each of the BXS Trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

         GENERAL. The Trust Preferred Securities of a BXS Trust will rank on a parity, and payments will be made thereon pro rata, with the Trust Common Securities of that BXS Trust except as described under "--Subordination of Trust Common Securities." Legal title to the Corresponding Junior Subordinated Debt Securities will be held and administered by the Property Trustee in trust for the benefit of the holders of the Related Trust Preferred Securities and Trust Common Securities.


         DISTRIBUTIONS. Distributions on the Trust Securities will be cumulative, will accumulate whether or not there are funds of the related BXS Trust available, will accrue from the date of original issuance and will be payable in arrears, subject to the Company's right to defer payment of interest on the Junior Subordinated Debt Securities as described under "Description of Junior Subordinated Debt Securities--Option to Defer Interest Payments," on such dates as specified in the applicable prospectus supplement. In the event that any date on which Distributions are payable on the Trust Securities is not a Business Day, payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in either case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Junior Indenture Trustee is closed for business.

         Each BXS Trust's Trust Preferred Securities represent preferred beneficial interests in the applicable BXS Trust and the Distributions on each Trust Preferred Security will be payable at a rate specified in the applicable prospectus supplement for such Trust Preferred Securities. Distributions to which holders of Trust Preferred Securities are entitled will accumulate additional Distributions at the rate per annum if and as specified in the applicable prospectus supplement. The term "Distributions" as used herein includes any such additional Distributions unless otherwise stated.

         If an Extension Period occurs with respect to the Corresponding Junior Subordinated Debt Securities, distributions on the Related Trust Preferred Securities will be correspondingly deferred. See "Description of Junior Subordinated Debt Securities--Option to Defer Interest Payments."


         The revenue of each BXS Trust available for distribution to holders of its Trust Securities will be limited to payments it receives under the Corresponding Junior Subordinated Debt Securities in which the BXS Trust will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of Junior Subordinated Debt Securities--Corresponding Junior Subordinated Debt Securities." If the Company does not make interest payments on such Corresponding Junior Subordinated Debt Securities, the Property Trustee will not have funds available to pay Distributions on the related Trust Securities. The payment of Distributions (if and to the extent the BXS Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Company on a limited basis as set forth herein under "Description of Guarantees."

         Distributions on the Trust Preferred Securities will be payable to the holders thereof as they appear on the register of such BXS Trust at the close of business on the relevant record dates for the related Distribution Dates. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under "Book-Entry Issuance."


REDEMPTION OR EXCHANGE


         MANDATORY REDEMPTION. Upon the repayment or redemption, in whole or in part, of any Corresponding Junior Subordinated Debt Securities, whether at maturity or upon earlier redemption as provided in the Junior Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount of the Trust Securities, upon not less than 30 nor more than 60 days notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Trust Securities plus accumulated and unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Company upon the concurrent redemption of such Corresponding Junior Subordinated Debt Securities, allocated on a pro rata basis (based on Liquidation Amounts) among the Trust Securities. See "Description of Junior Subordinated Debt Securities--Redemption." If less than all the Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated on a pro rata basis (based on Liquidation Amounts) among the Trust Securities. The Redemption Price will be payable on each Redemption Date only to the extent that the BXS Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price.

         DISTRIBUTION OF CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES. Subject to the Company having received prior approval of the Federal Reserve Board to do so, if such approval is then required under applicable capital guidelines or policies of the Federal Reserve Board, the Company has the right at any time (including upon the occurrence and continuation of a Tax Event, Investment Company Event or Capital Treatment Event in respect of the BXS Trust) to dissolve any BXS Trust and, after satisfaction of liabilities to creditors of such BXS Trust as provided by applicable law, cause a Like Amount of the Corresponding Junior Subordinated Debt Securities in respect of the Trust Securities issued by such BXS Trust to be distributed to the holders of such Trust Securities in liquidation of such BXS Trust.

         "Like Amount" means (i) with respect to a redemption of any series of Trust Securities, Trust Securities of such series having a Liquidation Amount equal to that portion of the principal amount of Corresponding Junior Subordinated Debt Securities to be contemporaneously redeemed in accordance with the Junior Indenture, the proceeds of which will be used to pay the Redemption Price of such Trust Securities allocated to the Trust Securities based upon their relative Liquidation Amounts and the proceeds of which will be used to pay the redemption price of such Trust Securities, and (ii) with respect to a distribution of Corresponding Junior Subordinated Debt Securities to Holders of any series of Trust Securities in connection with a dissolution or liquidation of the related BXS Trust, Corresponding Junior Subordinated Debt Securities having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Corresponding Junior Subordinated Debt Securities are distributed.


         "Liquidation Amount" means the stated liquidation amount per Trust Security of $25 (or such other stated amount as is set forth in the applicable prospectus supplement).

         There can be no assurance as to the market prices for the Trust Preferred Securities or the Corresponding Junior Subordinated Debt Securities that may be distributed in exchange for Trust Preferred Securities if a dissolution and liquidation of a BXS Trust were to occur. Accordingly, the Trust Preferred Securities that an investor may purchase, or the Corresponding Junior Subordinated Debt Securities that the investor may receive on dissolution and liquidation of a BXS Trust, may trade at a discount to the price that the investor paid to purchase the Trust Preferred Securities offered hereby.


         If the Property Trustee gives a notice of redemption in respect of any Trust Securities, then, while the Trust Preferred Securities are in book-entry-only form, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available in the Payment Account, the Property Trustee will irrevocably deposit with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of such Trust Preferred Securities. See "Book-Entry Issuance." If such Trust Preferred Securities are held in certificated form, the Property Trustee, to the extent funds are available in the Payment Account, will irrevocably deposit with the Paying Agent for such Trust Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders thereof upon surrender of their certificates evidencing such Trust Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Trust Securities so called for redemption will cease, except the right of the holders of such Trust Securities to receive the applicable Redemption Price and any Distribution payable on or prior to the Redemption Date, but without interest, and such Trust Preferred Securities will cease to be outstanding. In the event that any date on which any applicable Redemption Price is payable is not a Business Day, then payment of the applicable Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the applicable Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by a BXS Trust or by the Company pursuant to the related Guarantee (as described under "Description of Guarantees"), Distributions on such Trust Securities will continue to accrue at the then applicable rate from the Redemption Date originally established by such BXS Trust for such Trust Securities to the date such applicable Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the applicable Redemption Price.

         If less than all of the outstanding Trust Securities issued by a BXS Trust are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Trust Securities to be redeemed shall be allocated on a pro rata basis (based on Liquidation Amounts) among the Trust Securities. The particular Trust Securities to be redeemed shall be selected on a pro rata basis (based upon Liquidation Amounts) not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Trust Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof, unless a different amount is specified in the applicable prospectus supplement) of the Liquidation Amount of Trust Securities of a denomination larger than $25 (or such other denomination as is specified in the applicable prospectus supplement). The Property Trustee shall promptly notify the Securities Registrar in writing of the Trust Securities selected for redemption and, in the case of any Trust Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Trust Securities shall relate, in the case of any Trust Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Trust Preferred Securities which has been or is to be redeemed. Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Trust Securities to be redeemed; at such Holder's address appearing in the Security Register.

         SUBORDINATION OF TRUST COMMON SECURITIES. Payment of Distributions on, and the Redemption Price of, each BXS Trust's Trust Securities, as applicable, shall generally be made pro rata to the holders of the Trust Securities based on the Liquidation Amount of such Trust Securities; provided, however, that if on any Distribution Date or Redemption Date, a Debenture Event of Default or other Event of Default shall have occurred and be continuing, no payment of any Distribution on, Redemption Price of, any of such BXS Trust's Trust Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Trust Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of such BXS Trust's outstanding Trust Preferred Securities for all Distribution Dates occurring on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price on all of such BXS Trust's outstanding Trust Preferred Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or the Redemption Price of, such BXS Trust's Trust Preferred Securities then due and payable.

         In the case of the occurrence of any Event of Default under the applicable Trust Agreement resulting from a Debenture Event of Default, the Company as holder of such BXS Trust's Trust Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the applicable Trust Agreement until the effect of all such Events of Default with respect to such Trust Preferred Securities have been cured, waived or otherwise eliminated. Until all such Events of Default under the applicable Trust Agreement with respect to the Trust Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of such Trust Preferred Securities and not on behalf of the Company as Holder of such BXS Trust's Trust Common Securities, and only the Holders of such Trust Preferred Securities will have the right to direct the Property Trustee to act on their behalf.


         LIQUIDATION DISTRIBUTION UPON DISSOLUTION. Pursuant to each Trust Agreement, each BXS Trust shall dissolve on the first to occur of:

         (i)      the expiration of its term;


         (ii) certain events of bankruptcy, dissolution or liquidation of the Company or the Holder of the Trust Common Securities;

         (iii) the written direction from the Company, as Depositor, to the Property Trustee to dissolve such BXS Trust (which direction by the Company is optional and solely within the discretion of the Company, subject to the Company having received prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies) and, after satisfaction of liabilities to creditors of such BXS Trust as provided by applicable law, to distribute a Like Amount of the Corresponding Junior Subordinated Debt Securities to the holders of its Trust Securities;

         (iv) redemption of all of such BXS Trust's Trust Securities in connection with the redemption of all the Corresponding Junior Subordinated Securities (including upon the occurrence and continuation of a Tax Event, Capital Treatment Event or Investment Company Event); and


         (v) the entry of an order for the dissolution of such BXS Trust by a court of competent jurisdiction.


         If an early dissolution occurs as described in clause (ii), (iii) or
(v) above, the relevant BXS Trust shall be liquidated by the related BXS Trust Trustees as expeditiously as such BXS Trust Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such BXS Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Corresponding Junior Subordinated Debt Securities; provided, however, in the event that such distribution is determined by the Property Trustee not to be practical, the Trust Property of such BXS Trust will be liquidated, and such BXS Trust will be dissolved, wound-up or terminated by the Property Trustee and the holders of such Trust Securities will be entitled to receive out of the assets of such BXS Trust available for distribution to holders, after satisfaction of liabilities to creditors of such BXS Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such BXS Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable by such BXS Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holder(s) of such BXS Trust's Trust Common Securities will be entitled to receive Liquidation Distributions upon any such liquidation pro rata with the holders of the Trust Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, the Trust Preferred Securities shall have a priority over the Trust Common Securities with respect to any such Liquidation Distribution, and no payments shall be made with respect to the Trust Common Securities until holders of Trust Preferred Securities have been paid in full.


         EVENTS OF DEFAULT; NOTICE. Any one of the following events constitutes an "Event of Default" under each Trust Agreement with respect to the Trust Preferred Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (i) the occurrence of a Debenture Event of Default under the Junior Indenture (see "Description of Junior Subordinated Debt Securities--Junior Subordinated Debt Security Events of Default"); or


         (ii) default by such BXS Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

         (iii) default by such BXS Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

         (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the BXS Trust Trustees in such Trust Agreement (other than a covenant or warranty, a default in the performance or breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting BXS Trust Trustee or Trustees by the Holders of at least 25% in aggregate Liquidation Amount of the outstanding Trust Preferred Securities of the applicable BXS Trust, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Trust Agreement; or

         (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Company, as Depositor, to appoint a successor Property Trustee within 60 days thereof.

         Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of such BXS Trust's Trust Securities, the Administrative Trustees and the Company, as Depositor, unless such Event of Default shall have been cured or waived. The Company, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.

         REMOVAL OF BXS TRUST TRUSTEES. Unless a Debenture Event of Default shall have occurred and be continuing, any BXS Trust Trustee may be removed at any time by the holder of the Trust Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at such time by an action of the Holders of a majority in Liquidation Amount of the outstanding Trust Preferred Securities, delivered to the Relevant Trustee. An Administrative Trustee may be removed by the holder of the Trust Common Securities at any time and only such holder shall have the right to remove any Administrative Trustee. No resignation or removal of a BXS Trust Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

         CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE. Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property of a BXS Trust may at the time be located, the Company, as Depositor, and the Administrative Trustees shall have power to appoint one or more persons approved by the Property Trustee either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

         MERGER OR CONSOLIDATION OF BXS TRUST TRUSTEES. Any person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under each Trust Agreement, provided such Person shall be otherwise qualified and eligible.


         MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE BXS TRUSTS. A BXS Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease all or substantially all of its properties and assets substantially as an entirety to any Person, except as described below. A BXS Trust may, at the request of the Company, with the consent of the Administrative Trustees and without the consent of the Holders of the related Trust Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease all or substantially all of its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that:

         (i) such successor entity either (a) expressly assumes all of the obligations of such BXS Trust with respect to such Trust Securities or (b) substitutes for such Trust Securities other securities having substantially the same terms as such Trust Securities (the "Successor Securities") so long as the Successor Securities rank the same as such Trust Securities in priority with respect to Distributions and payments upon liquidation, redemption and otherwise;


         (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Corresponding Junior Subordinated Debt Securities;


         (iii) the Successor Securities (if Trust Preferred Securities) are listed or traded, or any Successor Securities will be listed or traded upon notification of issuance, on any national securities exchange or other organization on which such Trust Preferred Securities are then listed or traded, if any;

         (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Trust Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization;

         (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the material rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect;

         (vi) such successor entity has a purpose substantially identical and limited to that of the BXS Trust;

         (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the BXS Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the BXS Trust nor such successor entity will be required to register as an investment company under the Investment Company Act; and

         (viii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the related Guarantee.

         Notwithstanding the foregoing, a BXS Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the related Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other Person to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the BXS Trust or the successor entity to be classified as other than a grantor trust for U.S. federal income tax purposes.

         VOTING RIGHTS; AMENDMENT OF EACH TRUST AGREEMENT. Except as provided below and in the Junior Indenture and as otherwise required by law and the applicable Trust Agreement, the holders of the Trust Preferred Securities will have no voting rights.

         Each Trust Agreement may be amended from time to time by the Company, as Depositor, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Preferred Securities (i) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, which shall not be inconsistent with the other provisions of such Trust Agreement, provided that any such amendment does not adversely affect in any material respect the interests of any holder of Trust Securities, or (ii) to modify, eliminate or add to any provisions of such Trust Agreement to such extent as shall be necessary to ensure that the relevant BXS Trust will be classified for U.S. federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that such BXS Trust will not be required to register as an "investment company" under the Investment Company Act. Any amendments of such Trust Agreement shall become effective when notice thereof is given to the holders of Trust Securities. Each Trust Agreement may be amended by the related BXS Trust Trustees and the Company, as Depositor, with (i) the consent of holders of Trust Securities representing not less than a majority (based upon Liquidation Amounts) of the outstanding Trust Securities, and (ii) receipt by such BXS Trust Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to such BXS Trust Trustees in accordance with such amendment will not affect such BXS Trust's status as a grantor trust for U.S. federal income tax purposes or such BXS Trust's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each affected holder of Trust Securities, such Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

         So long as any Corresponding Junior Subordinated Debt Securities are held by the Property Trustee, the related BXS Trust Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Junior Indenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such Corresponding Junior Subordinated Debt Securities, (ii) waive any past default that is waivable under the Junior Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Corresponding Junior Subordinated Debt Securities shall be due and payable or (iv) consent to any amendment, modification or termination of the Junior Indenture or such Corresponding Junior Subordinated Debt Securities, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a majority in aggregate Liquidation Amount of all outstanding Trust Preferred Securities; provided, however, that where a consent under the Junior Indenture would require the consent of each holder of Corresponding Junior Subordinated Debt Securities affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of the Related Trust Preferred Securities. The BXS Trust Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of the Trust Preferred Securities except by subsequent vote of the Holders of such Trust Preferred Securities. The Property Trustee shall notify each Holder of Trust Preferred Securities of any notice of default received from the Junior Indenture Trustee with respect to the Corresponding Junior Subordinated Debt Securities. In addition to obtaining the foregoing approvals of the Holders of the Trust Preferred Securities, prior to taking any of the foregoing actions, the BXS Trust Trustees shall, at the expense of the Company as Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that the BXS Trust will not fail to be classified as a grantor trust for U.S. federal income tax purposes on account of such action.

         Notwithstanding that holders of Trust Preferred Securities are entitled to vote or consent under the circumstances set forth in the applicable Trust Agreement, any of the Trust Preferred Securities that are owned by the Company, as Depositor, the BXS Trust Trustees or any affiliate of the Company or any BXS Trust Trustees, shall generally, for purposes of such vote or consent, be disregarded and deemed not to be outstanding.


         GLOBAL TRUST PREFERRED SECURITIES. Unless otherwise set forth in a prospectus supplement, any Trust Preferred Securities will be represented by fully registered global certificates issued as global Trust Preferred Securities to be deposited with a depositary with respect to that series, instead of paper certificates issued to each individual holder. The depositary arrangements that will apply, including the manner in which principal of and premium, if any, and interest on global Trust Preferred Securities and other payments will be payable are discussed in more detail under the heading "Book-Entry Issuance."


         PAYMENT AND PAYING AGENCY. Payments of Distributions in respect of Trust Preferred Securities represented by global certificates shall be made to DTC as described under "Book-Entry Issuance." If any Trust Preferred Securities are not represented by global certificates, such payments shall be made by check mailed to the address of the Person entitled thereto at such address as shall appear on the Securities Register. Unless otherwise specified in the applicable prospectus supplement, the paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company, as Depositor. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees, Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company) that is acceptable to the Property Trustee and the Company to act as Paying Agent.

         REGISTRAR AND TRANSFER AGENT. Unless otherwise specified in the applicable prospectus supplement, the Property Trustee will act as registrar and transfer agent for the Trust Preferred Securities. No service charge shall be made to a Holder for any transfer or exchange of Trust Preferred Securities, but the Property Trustee or the Securities Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Trust Preferred Securities. Neither the BXS Trusts nor the Property Trustee will be required to register the transfer or exchange of any Trust Preferred Securities selected for redemption in whole or in part.

         INFORMATION CONCERNING THE PROPERTY TRUSTEE. The Property Trustee is under no obligation to exercise any of the rights or powers vested in it by the applicable Trust Agreement at the request or direction of any of the holders of Trust Preferred Securities unless such holders have offered to the Property Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred thereby. If the Property Trustee (i) is required to decide between alternative courses of action in performing its duties under the applicable Trust Agreement, (ii) must construe ambiguous or inconsistent provisions in the applicable Trust Agreement or (iii) is unsure of the application of any provision of the applicable Trust Agreement, and the matter is not one on which holders of Trust Preferred Securities are entitled under such Trust Agreement to vote, then the Property Trustee shall deliver notice to the Company, as Depositor, requesting written instructions as to the course of action to be taken and take such action as is instructed in writing by the Company; provided, however, that if the Property Trustee does not receive such instructions within ten Business Days after it has delivered such notice, it may take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

         MISCELLANEOUS. The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the BXS Trusts in such a way that no BXS Trust will be deemed to be an "investment company" required to be registered under the Investment Company Act or fail to be classified as a grantor trust for U.S. federal income tax purposes and so that the Corresponding Junior Subordinated Debt Securities will be treated as indebtedness of the Company for U.S. federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each BXS Trust or the applicable Trust Agreement, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect any material respects the interests of the holders of the Trust Securities.

                            DESCRIPTION OF GUARANTEES

         A Guarantee will be executed and delivered by the Company at the same time each BXS Trust issues its Trust Preferred Securities. Each Guarantee is for the benefit of the holders from time to time of such Trust Preferred Securities. The Bank of New York will act as indenture trustee ("Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act and each Guarantee will be qualified as an indenture under the Trust Indenture Act. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related BXS Trust's Trust Preferred Securities.

         This summary of certain terms and provisions of the Guarantees is not complete. For a complete description, you should read each Guarantee. The form of the Guarantee has been filed as an exhibit to the registration statement of which this prospectus forms a part.

         Each Guarantee will be qualified under the Trust Indenture Act.

         References to Trust Preferred Securities include the Trust Preferred Securities issued by the related BXS Trust to which a Guarantee relates.

         GENERAL. The Company will irrevocably and unconditionally agree to pay in full to the extent set forth herein, the Guarantee Payments to the holders of the Trust Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such BXS Trust may have or assert. The following payments or distributions with respect to the Trust Preferred Securities, to the extent not paid by or on behalf of the related BXS Trust (the "Guarantee Payments"), will be subject to the related Guarantee:

         (i) any accrued and unpaid Distributions required to be paid on such Trust Preferred Securities, to the extent that such BXS Trust has funds on hand available therefor at such time;

         (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Guarantee Redemption Price"), with respect to any Trust Preferred Securities called for redemption, to the extent that such BXS Trust has funds on hand available therefor at such time by a BXS Trust; and

         (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of such BXS Trust, unless the Corresponding Junior Subordinated Debt Securities are distributed to holders of such Trust Preferred Securities or all of the Trust Preferred Securities are redeemed, the lesser of (a) the Liquidation Distribution and (b) the amount of assets of such BXS Trust remaining available for distribution to holders of Trust Preferred Securities in liquidation of such BXS Trust.

         The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the applicable Trust Preferred Securities or by causing the BXS Trust to pay such amounts to such holders.

         Each Guarantee will be an irrevocable and unconditional guarantee on a subordinated basis of the related BXS Trust's obligations under the Trust Preferred Securities and will rank subordinate and junior in right of payment to all Senior Debt of the Company. See "--Status of the Guarantees."

         STATUS OF THE GUARANTEES. Each Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Debt of the Company in the same manner as Corresponding Junior Subordinated Debt Securities.

         Each Guarantee will rank pari passu with any other Guarantees issued by the Company. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held for the benefit of the holders of the related Trust Preferred Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the BXS Trust or upon distribution to the holders of the Trust Preferred Securities of the Corresponding Junior Subordinated Debt Securities.

         AMENDMENTS AND ASSIGNMENT. Except with respect to any changes which do not materially adversely affect the material rights of holders of the related Trust Preferred Securities (in which case no consent of the holders will be required), each Guarantee may only be amended with the prior approval of the holders of not less than a Majority of the aggregate Liquidation Amount of such outstanding Trust Preferred Securities. All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the related Trust Preferred Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Company that is permitted under the terms of the corresponding Indentures and pursuant to which the assignee agrees in writing to perform the Company's obligations thereunder, the Company may not assign its obligations under each Guarantee.

         EVENTS OF DEFAULT. An event of default under each Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder or to perform any non-payment obligations if such non-payment default remains unremedied for 60 days after receipt of notice thereof. The holders of a Majority in Liquidation Amount of the related Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

         The holders of a Majority in Liquidation Amount of the related Trust Preferred Securities may, by vote, on behalf of the holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of each Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent therefrom.

         Any holder of the Trust Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under such Guarantee without first instituting a legal proceeding against the BXS Trust, the Guarantee Trustee or any other person or entity.

         INFORMATION CONCERNING THE GUARANTEE TRUSTEE. The Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in each Guarantee, and no implied covenants shall be read into a Guarantee against the Guarantee Trustee. In case an Event of Default has occurred which has not been cured or waived, the Guarantee Trustee shall exercise such of the rights and powers vested in it by each Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by each Guarantee at the request or direction of any holder of the Trust Preferred Securities, unless such holder shall have provided to the Guarantee Trustee such security and indemnity reasonably satisfactory to it, against the costs, expenses and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the

Guarantee Trustee. Such a requirement, however, does not relieve the Guarantee Trustee of its obligations to exercise its rights and powers under each Guarantee upon the occurrence of an Event of Default..

         TERMINATION OF THE GUARANTEES. Each Guarantee will terminate and be of no further force and effect upon full payment of the Guarantee Redemption Price of the related Trust Preferred Securities, upon full payment of the amounts payable upon liquidation of the related BXS Trust or upon distribution of Corresponding Junior Subordinated Debt Securities to the holders of the related Trust Preferred Securities in exchange therefor. Not withstanding the foregoing, each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Trust Preferred Securities must restore payment of any sums paid under such Trust Preferred Securities or such Guarantee.

         GOVERNING LAW. Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.

             RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE
           CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES AND THE
                                   GUARANTEES

         FULL AND UNCONDITIONAL GUARANTEE. Payments of Distributions and other amounts due on the Trust Preferred Securities (to the extent the related BXS Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guarantees." Taken together, the Company's obligations under each series of Corresponding Junior Subordinated Debt Securities, the Junior Indenture, the related Trust Agreement and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Related Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the related BXS Trust's obligations under the Related Trust Preferred Securities. If and to the extent that the Company does not make payments on any series of Corresponding Junior Subordinated Debt Securities, such BXS Trust will not pay Distributions or other amounts due on its Related Trust Preferred Securities. The Guarantees do not cover payment of Distributions when the related BXS Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of any Trust Preferred Securities is to institute a legal proceeding directly against the Company pursuant to the terms of the Junior Indenture for enforcement of payment of amounts of such Distributions to such holder after the applicable due dates. The obligations of the Company under each Guarantee are subordinate and junior in right of payment to all Senior Debt of the Company.

         SUFFICIENCY OF PAYMENTS. As long as payments of interest and other payments are made when due on each series of Corresponding Junior Subordinated Debt Securities, such payments will be sufficient to cover Distributions and other payments due on the Related Trust Preferred Securities, primarily because:

         (i) the aggregate principal amount of each series of Corresponding Junior Subordinated Debt Securities will be equal to the sum of the aggregate stated Liquidation Amount of the Related Trust Preferred Securities and related Trust Common Securities;

         (ii) the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debt Securities will match the Distribution rate and Distribution and other payment dates for the Related Trust Preferred Securities;

         (iii) the Company shall pay for all and any costs, expenses and liabilities of such BXS Trust except the BXS Trust's obligations to holders of its Trust Preferred Securities under such Trust Preferred Securities; and

         (iv) each Trust Agreement provides that the BXS Trust will not engage in any activity that is not consistent with the limited purposes of such BXS Trust.

         Notwithstanding anything to the contrary in the Junior Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee.

         ENFORCEMENT RIGHTS OF HOLDERS OF TRUST PREFERRED SECURITIES. A holder of any related Trust Preferred Security may institute a legal proceeding directly against the Company to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related BXS Trust or any other person or entity.

         A default or event of default under any Senior Debt of the Company would not constitute a default or Event of Default under the Junior Indenture. However, in the event of payment defaults under, or acceleration of, Senior Debt of the Company, the subordination provisions of the Junior Indenture provide that no payments may be made in respect of the Corresponding Junior Subordinated Debt Securities until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Corresponding Junior Subordinated Debt Securities would constitute a Debenture Event of Default under the applicable Trust Agreement.

         LIMITED PURPOSE OF BXS TRUSTS. Each BXS Trust's Trust Preferred Securities evidence a preferred and undivided beneficial interest in such BXS Trust, and each BXS Trust exists for the sole purpose of issuing its Trust Preferred Securities and Trust Common Securities and investing the proceeds thereof in Corresponding Junior Subordinated Debt Securities and engaging in only those other activities necessary or incidental thereto. A principal difference between the rights of a holder of a Trust Preferred Security and a holder of a Corresponding Junior Subordinated Debt Security is that a holder of a Corresponding Junior Subordinated Debt Security is entitled to receive from the Company the principal amount of and interest accrued on Corresponding Junior Subordinated Debt Securities held, while a holder of Trust Preferred Securities is entitled to receive Distributions from such BXS Trust (or from the Company under the applicable Guarantee) if and to the extent such BXS Trust has funds available for the payment of such Distributions.

         RIGHTS UPON DISSOLUTION. Upon any voluntary or involuntary dissolution or termination, winding-up or liquidation of any BXS Trust not involving the distribution of the Corresponding Junior Subordinated Debt Securities, the holders of the related Trust Preferred Securities will be entitled to receive, out of the assets held by such BXS Trust, the Liquidation Distribution in cash. See "Description of Trust Preferred Securities--Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Corresponding Junior Subordinated Debt Securities, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Debt as set forth in the Junior Indenture, but entitled to receive payment in full of principal and interest, before any shareholders of the Company receive payments or distributions. Since the Company is the guarantor under each Guarantee and has agreed to pay for all costs, expenses and liabilities of each BXS Trust (other than the BXS Trust's obligations to the holders of its Trust Preferred Securities), the positions of a holder of such Trust Preferred Securities and a holder of such Corresponding Junior Subordinated Debt Securities relative to other creditors and to shareholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                           DESCRIPTION OF COMMON STOCK

         The following summary is not complete. You should refer to the applicable provisions of the Company's Restated Articles of Incorporation, as amended, and to the Mississippi Business Corporation Act for a complete statement of the terms and rights of the Common Stock.

         The Company has authorized 500 million shares of Common Stock, $2.50 par value. The Common Stock is listed on the New York Stock Exchange. Its symbol is "BXS."

         DIVIDEND RIGHTS. Holders of outstanding shares of Common Stock are entitled to receive such dividends, if any, as may be declared by the Board of Directors of the Company, in its discretion, out of funds legally available therefor.

         VOTING RIGHTS. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by the shareholders of the Company, including the election of directors, and do not have cumulative voting rights. Under the Mississippi Business Corporation Act, an affirmative vote of the majority of the shareholders present at a meeting is sufficient in order to take most shareholder actions. Certain extraordinary actions require greater percentages of affirmative shareholder votes, including an increase, without a recommendation by the Board of Directors of such increase, in the maximum number of members of the Board of Directors of the Company or an amendment or repeal of the anti-takeover provision described below.

         LIQUIDATION RIGHTS. In the event of the liquidation of the Company, the holders of Common Stock are entitled to receive pro rata any assets distributed to shareholders with respect to their shares, after payment of all debts and payments to holders of preferred stock of the Company, if any.

         PREEMPTIVE RIGHTS. Holders of Common Stock have no right to subscribe to additional shares of capital stock that may be issued by the Company.

         CERTAIN ANTI-TAKEOVER PROVISIONS. The Company's Restated Articles of Incorporation, as amended, generally require the affirmative vote of the holders of 80% of the outstanding shares of Common Stock to approve (i) a merger or consolidation of the Company with, or (ii) a sale, exchange or lease of all or substantially all of the assets (as defined in the Restated Articles of Incorporation) of the Company to any person or entity, unless such transaction is approved by the Board of Directors of the Company.

         The Restated Articles of Incorporation of the Company also require the affirmative vote of the holders of 80% of the outstanding shares of the Common Stock, and the affirmative vote of the holders of 67% of the shares of Common Stock held by shareholders other than a Controlling Party (as defined below), for the approval or authorization of any merger, consolidation, sale, exchange or lease of all or substantially all of the assets of the Company if such transaction involves any shareholders owning or controlling 20% or more of the Common Stock outstanding at the time of the proposed transaction (a "Controlling Party"); provided, however, that these voting requirements are not applicable in transactions in which: (a) the cash or fair market value of the property, securities or other consideration to be received (which includes Common Stock retained by the Company's existing shareholders in a transaction in which the Company is the surviving entity) per share by holders of Common Stock in such transaction is not less than the highest per share price (with appropriate adjustments for recapitalizations, stock splits, stock dividends and distributions) paid by the Controlling Party in the acquisition of any of its holdings of the Common Stock in the three years preceding the announcement of the proposed transaction, or (b) the transaction is approved by a majority of the Board of Directors of the Company.

         Neither of these provisions of the Restated Articles of Incorporation may be repealed or amended except by the affirmative vote of 80% of the total voting power of the Company.

COMMON STOCK PURCHASE RIGHTS

         On April 23, 1991, the shareholders of the Company adopted a shareholder rights plan. The terms of the shareholder rights plan are set forth in a Rights Agreement, dated April 24, 1991 (the "Rights Agreement"), between the Company and the Bank, as Rights Agent. On March 28, 2001, the Board of Directors of the Company approved an amendment to the Rights Agreement (the Rights Agreement, as so amended, the "Amended Rights Agreement"), which amendment is set forth in a First Amendment to Rights Agreement, dated as of March 28, 2001 (the "Amendment"), between the Company and the Bank, as Rights Agent. The Amended Rights Agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The Common Stock Purchase Rights are the rights to purchase shares of the Company's Common Stock, par value $2.50 per share, issued under the terms of the Amended Rights Agreement.

         The following descriptions of the provisions of the Amended Rights Agreement are qualified in their entirety by reference to the Rights Agreement and the Amendment (including the exhibits thereto).

         DISTRIBUTION OF RIGHTS; EXERCISE PRICE. On April 24, 1991, each shareholder of record at the close of business on April 24, 1991 (the "Record Date") received a dividend distribution of one Common Stock purchase right (a "Right") for each outstanding share of Common Stock. Each share of Common Stock issued by the Company, including shares distributed from treasury, after April 24, 1991 and prior to the Distribution Date (as defined below) automatically has had, or will have during the term of the Amended Rights Agreement, a Right attached to it. Each Right entitles the registered holder, subject to the terms of the Amended Rights Agreement, to purchase from the Company one share of Common Stock at a purchase price per share of $60.00, subject to adjustment (the "Purchase Price"). The Purchase Price is payable in cash or by certified or bank check or bank draft payable to the order of the Company.

         SEPARATION OF RIGHTS FROM COMMON STOCK. As of the date of this prospectus, the Rights are incorporated in and represented by the certificates representing shares of outstanding Common Stock, and no separate Rights certificates have been distributed. The Rights will separate from the Common Stock and separate Rights certificates will be distributed upon the earliest of the following dates (the "Distribution Date"): (i) the close of business on the tenth business day following a public announcement by the Company or an Acquiring Person (as defined below) that an Acquiring Person has become such (the "Stock Acquisition Date"); (ii) the close of business on the tenth business day following the commencement of, or the announcement of an intent to commence, a tender or exchange offer that would result in a person or group becoming an Acquiring Person; or (iii) the close of business on the tenth business day after a majority of the members of the Board of Directors who are not officers of the Company determine that a person has, alone or together with his affiliates or associates, become the beneficial owner of 10% or more of the outstanding shares of Common Stock or voting power of the Company and is an "Adverse Person."


         "Adverse Person" means any person declared to be an Adverse Person by a majority of the Company's independent directors, upon a determination by such directors that (a) such beneficial ownership by such person is intended to cause the Company to repurchase the Common Stock or voting power of the Company beneficially owned by such person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such person with short term financial gain under circumstances where these directors determine that the best long term interests of the Company and the shareholders would not be served by taking such action or entering into such transaction or series of transactions or (b) such beneficial ownership is causing or is reasonably likely to cause a material adverse impact on the business or prospects of the Company (including, but not limited to, impairment of the Company's relationships with customers, its ability to maintain its competitive position, its capital position, its ability to meet the convenience and needs of the communities it serves, or its business reputation or ability to deal with governmental agencies) to the detriment of the shareholders.


         "Acquiring Person" means any person which, together with all affiliates and associates of such person, shall be the beneficial owner of 20% or more of the Common Stock then outstanding, but shall not include the Company or any of its subsidiaries or employee benefit plans, or any trustee or fiduciary with respect to any such plan acting in such capacity. No person shall become an "Acquiring Person" as the result of an acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate percentage of shares beneficially owned by such person to 20% or more of the Common Stock of the Company then outstanding; provided, however, that if a person becomes the beneficial owner of 20% or more of the Common Stock of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the beneficial owner of any additional Common Stock, then such person shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, no person shall become an "Acquiring Person" if a majority of the members of the Company's Board of Directors, with the concurrence of a majority of the independent directors, determines in good faith that such person who would otherwise be an Acquiring Person has become such inadvertently and without any intention of changing or influencing control of the Company, and if such person, after being advised of such determination and within a period of time set by a majority of the independent directors, divests himself or itself of a sufficient number of shares of Common Stock so that such person shall not be deemed to be or have become an "Acquiring Person" for any purpose under the Amended Rights Agreement.

         EXERCISABILITY OF RIGHTS. The Rights are not exercisable until the Distribution Date and will expire at the close of business on March 28, 2011 (the "Final Expiration Date") unless earlier redeemed by the Company as described below.

         SEPARATED RIGHTS EVIDENCED BY CERTIFICATES. Until the Distribution Date, (i) the Rights will be evidenced by Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date, including shares distributed from treasury, will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates representing outstanding Common Stock also will constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable after the Distribution Date, Rights certificates will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights certificates alone will represent the Rights.

         TRIGGERING EVENTS FOR RIGHT TO BUY COMMON STOCK AT DECREASED PURCHASE PRICE; NULLIFICATION OF CERTAIN RIGHTS. In the event that (i) a person or group (other than the Company, any of its subsidiaries, or any employee benefit plan of the Company) becomes an Acquiring Person, or (ii) the Board has determined the existence of an Adverse Person (either of such events being a "Triggering Event"), then, in each such case, each holder of a Right shall have the right to receive, upon exercise of such Right, shares of Common Stock (or, in certain circumstances, cash, property or other Securities of the Company) having a value equal to two times the Purchase Price. Notwithstanding any of the foregoing, following the occurrence of one of the foregoing events, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or an Adverse Person will be null and void.

         OPTIONAL EXCHANGE OF RIGHTS. At any time after the occurrence of a Triggering Event, the Board of Directors of the Company may exchange the Rights (other than Rights owned by an Acquiring Person or Adverse Person which have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

         TRIGGERING EVENTS FOR PURCHASE OF ACQUIROR'S SHARES. In the event that, at any time following the earlier of the Stock Acquisition Date or Distribution Date, (i) the Company is acquired in a merger or other business combination transaction and the Company is not the surviving corporation, (ii) any person or group effects a share exchange or merger with the Company and all or part of the Company's Common Stock is converted or exchanged for securities, cash, or property of any other person or group, or (iii) 50% or more of the Company's assets or earning power is sold or transferred (any of such events also being a "Triggering Event"), then, in each such case, proper provision will be made so that each holder of a Right shall have the right to receive, upon exercise, the number of shares of common stock of the "Principal Party" (as defined below) having a value equal to two times the Purchase Price.

         "Principal Party" means (i) in the case of any transaction described in clause (i) or (ii) in the preceding paragraph, (A) the person that is the issuer of any securities into which shares of the Company's Common Stock are converted in such merger or share exchange, or, if there is more than one such issuer, the issuer of Common Stock that has the highest aggregate current market price and
(B) if no securities are so issued, the person that is the other party to such merger or share exchange, or, if there is more than one such person, the person the Common Stock of which has the highest aggregate current market price; and
(ii) in the case of any transaction described in clause (iii) in the preceding paragraph, the person that is the party receiving the largest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each person that is a party to such transaction or transactions receives the same portion of the assets or earning power transferred pursuant to such transaction or transactions or if the person receiving the largest portion of the assets or earning power cannot be determined, whichever person the Common Stock of which has the highest aggregate current market price; provided, however, that in any such case, (1) if the Common Stock of such person is not at such time and has not been continuously over the preceding twelve-month period registered under Section 12 of the Exchange Act ("Registered Common Stock"), or such person is not a corporation, and such person is a direct or indirect subsidiary of another person that has Registered Common Stock outstanding, "Principal Party" shall refer to such other person; (2) if the Common Stock of such person is not Registered Common Stock or such person is not a corporation, and such person is a direct or indirect subsidiary of another person but is not a direct or indirect subsidiary of another person which has Registered Common Stock outstanding, "Principal Party" shall refer to the ultimate parent entity of such first-mentioned person; (3) if the Common Stock of such person is not Registered Common Stock or such person is not a corporation, and such person is directly or indirectly controlled by more than one person, and one or more of such other persons has Registered Common Stock outstanding, "Principal Party" shall refer to whichever of such other persons is the issuer of the Registered Common Stock having the highest aggregate current market price; and (4) if the Common Stock of such person is not Registered Common Stock or such person is not a corporation, and such person is directly or indirectly controlled by more than one person, and none of such other persons have Registered Common Stock outstanding, "Principal Party" shall refer to whichever ultimate parent entity is the corporation having the greatest shareholders equity or, if no such ultimate parent entity is a corporation, shall refer to whichever ultimate parent entity is the entity having the greatest net assets.

         ANTI-DILUTION ADJUSTMENTS. The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event the Company shall (i) declare a dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding

Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, including any such reclassification in connection with a share exchange or merger in which the Company is the continuing or surviving corporation. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. The Company is not required to issue fractional shares of Common Stock. In lieu thereof, an adjustment in cash may be made based on the market price of the Common Stock prior to the date of exercise.

         REDEMPTION OF RIGHTS. The Rights are redeemable at $0.01 per Right (the "Redemption Price"), subject to adjustment, by a majority of the Company's independent directors, payable, at the election of such majority of independent directors, in cash or shares of Common Stock, at any time prior to the close of business on the Distribution Date (the "Right of Redemption"). Immediately upon any redemption of the Rights, the right to exercise the Rights will become a right to receive the Redemption Price. Unless earlier redeemed, the Rights will expire on the Final Expiration Date. Common Stock purchasable upon exercise of the Rights will not be redeemable.

         NO SHAREHOLDER RIGHTS UNTIL EXERCISE. Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

         AMENDMENT TO AMENDED RIGHTS AGREEMENT. Any of the provisions of the Amended Rights Agreement may be supplemented or amended by the Company's Board of Directors at any time prior to the Distribution Date without the consent of the shareholders. After the Distribution Date, the provisions of the Amended Rights Agreement may be supplemented or amended without the consent of the holders of the Rights in order to (i) cure any ambiguity, defect, or inconsistency, (ii) make changes that are consistent with the objectives of the Board of Directors in adopting the Amended Rights Agreement (except that from and after such time as any person becomes an Acquiring Person and/or an Adverse Person, no such amendment may adversely affect the interests of holders of Rights), or (iii) shorten or lengthen any time period under the Amended Rights Agreement, although no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

         ANTI-TAKEOVER EFFECTS. The Rights approved by the Company's Board of Directors are designed to protect and maximize the value of the outstanding equity interests in the Company in the event of an unsolicited attempt by an acquiror to take over the Company in a manner or on terms not approved by the Board of Directors. Takeover attempts frequently include coercive tactics to deprive a company's board of directors and its shareholders of any real opportunity to determine the destiny of the company. The Rights have been declared by the Company's Board of Directors in order to deter such tactics, including a gradual accumulation of shares in the open market of a 20% or greater position to be followed by a merger or a partial or two-tier tender offer that does not treat all shareholders equally. These tactics can unfairly pressure shareholders, squeeze them out of their investment without giving them any real choice and deprive them of the full value of their shares.

         The Rights are not intended to prevent a takeover of the Company on appropriate terms and will not do so. Subject to certain exceptions discussed above, the Rights may be redeemed by the Company at $0.01 per Right prior to the Distribution Date (or such later date as may be determined by the Board of Directors). Accordingly, the Rights should not interfere with any merger or business combination approved by the Board of Directors.

         Issuance of the Rights does not in any way weaken the financial strength of the Company or interfere with its business plans. The issuance of the Rights has no dilutive effect, will not affect reported earnings per share, should not be taxable to the Company or to its shareholders and will not change the way in which the Company's shares are presently traded. The Company's Board of

Directors believes that the Rights represent a sound and reasonable means of addressing the complex issues of corporate policy created by the current takeover environment.

         However, the Rights may have the effect of rendering an acquisition more difficult or discouraging an acquisition of the Company in a manner deemed undesirable by the Board of Directors. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms or in a manner not approved by the Company's Board of Directors, except pursuant to an offer conditioned upon the negation, purchase or redemption of the Rights.

                               BOOK-ENTRY ISSUANCE

         If any Debt Securities or Trust Preferred Securities (collectively, "Book Entry Securities") are to be represented by global certificates, The Depository Trust Company ("DTC") will act as securities depositary for all of the Book Entry Securities, unless otherwise referred to in the prospectus supplement relating to an offering of the particular series of Book Entry Securities.

         The following is a summary of the depository arrangements applicable to such securities issued in global form and for which DTC acts as depositary. If there are any changes from this summary, they will appear in a prospectus supplement.

         If any securities are to be issued in global form, you will not receive a paper certificate representing the Debt Securities you have purchased. Instead, the Company will deposit with DTC or its custodian one or more fully-registered global certificates registered in the name of Cede & Co. (DTC's nominee) for the Book Entry Securities, representing in the aggregate the total number of a BXS Trust's Trust Preferred Securities, aggregate principal balance of Junior Subordinated Debt Securities or aggregate principal amount of Debt Securities, respectively.

         Since the global certificate is registered in the name of DTC or its nominee, DTC or its nominee is said to have legal or record ownership of the global certificate. Persons who buy interests in the global security by purchasing securities are said to own a beneficial interest in the global security.

         Only institutions (sometimes referred to as "participants") that have accounts with DTC or its nominee or persons that may hold interests through participants, such as individual members of the public, may own beneficial interests in a global certificate.

         Ownership of beneficial interests in a global certificate by participants will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee.

         Ownership of beneficial interests in a global certificate by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant.

         DTC has no knowledge of the actual beneficial owners of the Book Entry Securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners purchased the securities.

         DTC alone is responsible for any aspect of its records, any nominee or any participant relating to, or payments made on account of, beneficial interests in a global certificate or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

         The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global certificate.

         We have been advised by DTC that upon the issuance of a global certificate and the deposit of that global certificate with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective principal amounts represented by that global certificate to the accounts of its participants.

         The Company will pay principal of, and interest or premium on, securities represented by a global certificate registered in the name of or held by DTC or its nominee to the relevant Trustee who in turn will make payments to DTC or its nominee, as the case may be, as the registered owner and holder of the global certificate representing those securities in immediately available funds. Upon receipt of any payment of principal of, or interest or premium on, a global certificate, DTC will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global certificate as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global certificate held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements as may be in effect from time to time.

         A global certificate is exchangeable for definitive securities (paper certificates) registered in the name of, and a transfer of a global certificate may be registered to, any person other than DTC or its nominee, only if:

         (a) DTC notifies us that it is unwilling or unable to continue as depositary for that global certificate or if at any time DTC ceases to be registered under the Exchange Act;

         (b) we determine in our discretion that the global certificate shall be exchangeable for definitive securities in registered form; or

         (c) in the case of Debt Securities, there shall have occurred and be continuing an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default with respect to the Debt Securities.

         Any global certificate representing a Debt Security that is exchangeable pursuant to the preceding paragraph will be exchangeable in whole for definitive Debt Securities in registered form, of like tenor and of an equal aggregate principal amount as the global certificate, in denominations specified in the applicable prospectus supplement (if other than $1,000 and integral multiples of $1,000). The definitive Debt Securities will be registered by the registrar in the name or names instructed by DTC. Such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global certificate. Unless otherwise indicated in a prospectus supplement any principal, premium and interest will be payable, the transfer of the definitive Debt Securities will be registerable and the definitive Debt Securities will be exchangeable at the corporate trust office of The Bank of New York, provided that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled to that interest payment as of the record date and as shown on the register for the Debt Securities.

         Any global certificate representing a Trust Preferred Security that is exchangeable pursuant to (a) or (b) above will be exchangeable in whole for definitive Trust Preferred Securities in registered form, of like tenor and of an equal aggregate principal amount as the global certificate, in denominations specified in the applicable prospectus supplement (if other than $25.00 and integral multiples of $25.00). The definitive Trust Preferred Securities will be registered by the registrar in the name or names instructed by DTC. Such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global certificate. Any Distributions and other payments will be payable, the transfer of the definitive Trust Preferred Securities will be registerable and the definitive Trust Preferred Securities will be exchangeable at the corporate trust office of The Bank of New York, provided that such payment may be made at the option of the Company by check mailed to the address of the person entitled to that payment as of the record date and as shown on the register for the Trust Preferred Securities.

         DTC may discontinue providing its services as securities depositary with respect to any of the Book Entry Securities at any time by giving reasonable notice to the relevant Trustee and the Company. In the event that a successor securities depositary is not obtained, definitive Debt Security or Trust Preferred Security or certificates representing such Debt Security or Trust Preferred Security are required to be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After an Event of Default under the applicable Indenture, the holders of a majority in liquidation amount of Trust Preferred Securities or aggregate principal amount of Debt Securities may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Trust Preferred Securities or Debt Securities will be printed and delivered.

         Except as provided above, owners of the beneficial interests in a global security will not be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the holders of securities for any purpose under the Debt Securities Indenture, and no global security shall be exchangeable except for another global security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global security or the Debt Securities Indenture.

         Redemption notices will be sent to Cede & Co. as the registered holder of the Book Entry Securities. If less than all of a series of the Debt Securities or a BXS Trust's Trust Preferred Securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

         Although voting with respect to the Book Entry Securities is limited to the holders of record of the Book Entry Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Book Entry Securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant Trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts such Book Entry Securities are credited on the record date (identified in a listing attached to the omnibus proxy).

         DTC has advised us that DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

         The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the BXS Trusts and the Company believe to be accurate, but the BXS Trusts and the Company assume no responsibility for the accuracy thereof. Neither the BXS Trusts nor the Company has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                                  LEGAL MATTERS

         Unless otherwise indicated below or in the applicable prospectus supplement, the legality of certain matters will be passed upon for the Company by Waller Lansden Dortch & Davis, A Professional Limited Liability Company, Nashville, Tennessee. Certain matters of Mississippi law will be passed upon for the Company by Riley, Ford, Caldwell & Cork, P.A., Tupelo, Mississippi.

         Unless otherwise indicated in the applicable prospectus supplement, certain matters of Delaware law relating to the validity of the Trust Preferred Securities, the enforceability of the Trust Agreements and the formation of the BXS Trusts will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to the Company and the BXS Trusts.

                                     EXPERTS

         The consolidated financial statements of BancorpSouth, Inc. and subsidiaries as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                              PLAN OF DISTRIBUTION

         SECURITIES OFFERED BY THE COMPANY AND EACH BXS TRUST. The securities to be offered by the Company and each BXS Trust may be sold in a public offering to or through agents, underwriters or dealers designated from time to time or directly to purchasers. The Company and each BXS Trust may sell its securities as soon as practicable after effectiveness of the registration statement of which this prospectus forms a part. The names of any underwriters or dealers involved in the sale of the securities in respect of which this prospectus is delivered, the amount or number of securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement.

         Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of Debt Securities and Trust Preferred Securities, underwriters may be deemed to have received compensation from the Company or the applicable BXS Trust in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

         Any underwriters utilized may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions.

         Any underwriting compensation paid by the Company or the applicable BXS Trust to underwriters in connection with the offering of securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in an accompanying prospectus supplement. Dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled under agreements with the Company or a BXS Trust to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company for certain expenses.

         In connection with the offering of the securities of the Company or any BXS Trust, the Company or such BXS Trust may grant to the underwriters an option to purchase additional securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the accompanying prospectus supplement. If the Company or such BXS Trust grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

         Underwriters and dealers may engage in transactions with, or perform services for, the Company and/or the applicable BXS Trust and/or any of their affiliates in the ordinary course of business. Certain of the underwriters and their associates may be customers of (including borrowers from) engage in transactions with, and perform services for, the Company, the Bank and other subsidiaries of the Company in the ordinary course of business.

         Securities other than the Common Stock will have no established trading market. Any underwriters to whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange or quoted on the Nasdaq National Market. No assurance can be given as to the liquidity of or the existence of trading markets for any securities other than the Common Stock.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

         Registration fee under the Securities Act of 1933, as amended                            $125,000

         Legal fees and expenses                                                                        **

         Blue Sky fees and expenses (including counsel fees)                                            **

         Fees of rating agencies                                                                        **

         Printing and engraving expenses                                                                **

         Accounting services fees and expenses                                                          **

         Trustees expenses                                                                              **

         Miscellaneous                                                                                  **

         Total                                                                                         $**
                                                                                                       ===

---------------

*        All expenses except the SEC registration fee are estimated.
**       To be filed by amendment.


ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The bylaws of the Company (Article V) provide the following:

         Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Company against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent provided in the Restated Articles of Incorporation and by law. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed, in the case of conduct in his official capacity, to be in the best interests of the Company and in all other cases, that his conduct was not opposed to the Company's best interests or, with respect to any criminal proceeding, that he had reasonable cause to believe that his conduct was unlawful.

          Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Company against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to have breached his duty to the Company to discharge his duties in good faith and with the care which an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner he reasonably believes to be in the best interests of the Company, unless and only to the extent that the court in which such action or suit has been brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         To the extent that a person specified above has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Any indemnification under this Article (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the standard of conduct set forth in the applicable section. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel (who may be the regular counsel of the Company) in a written opinion, or (c) by the holders of a majority of each class of stock outstanding.

         Expenses incurred by a party to a proceeding may be paid by the Company in advance of the final disposition of such action, suit, or proceeding as authorized by the Board of Directors in the manner provided above upon receipt of an undertaking by or on behalf of the payee to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized herein.

         The indemnification provided herein shall not be deemed exclusive of any other rights to which a party seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

         The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions hereof.

         With certain limitations, Sections 79-4-8.50 through 79-4-8.59 of the Mississippi Business Corporation Act permit a corporation to indemnify a director or officer made a party to an action (i) by a corporation or in its right in order to procure a judgment in its favor unless he shall have breached his duties, or (ii) other than an action by or in the right of the corporation in order to procure a judgment in its favor if such director or officer acted in good faith and in a manner he reasonably believed to be in or, in certain cases, not opposed to such corporation's best interests, and additionally, in criminal actions, has no reasonable cause to believe his conduct was unlawful.

         In addition, the Company maintains a directors' and officers' liability insurance policy.

         Reference is made to the indemnity provisions in the Form or Underwriting Agreement which is filed as Exhibit 1.1 to this Registration Statement.

         Under each Trust Agreement, the Company will agree to indemnify each of the Trustees of the BXS Trusts with respect thereto or any predecessor Trustee for the BSX Trusts, and to hold such Trustees harmless against any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Agreements, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Trust Agreements.


ITEM 16.          EXHIBITS


       Exhibit
       Number                       Description of Exhibit
       -------                      ----------------------
         1.1      Form of Underwriting Agreement related to Debt Securities.*

         1.2      Form of Underwriting Agreement related to Common Stock.*

         1.3      Form of Underwriting Agreement related to Trust Preferred
                  Securities.*

         4.1      Restated Articles of Incorporation of the Company (filed as
                  Exhibit 3.1 to the Company's Registration Statement on Form
                  S-4 (Registration No. 33-88274) filed on January 5, 1995, and incorporated herein by reference).

         4.2      Amendment to Restated Articles of Incorporation of the Company
                  (filed as Exhibit 3.2 to the Company's Registration Statement on Form S-4 (Registration No. 33-88274) filed on January 5,
                  1995, and incorporated herein by reference).

         4.3      Amended and Restated Bylaws of the Company (filed as Exhibit
                  3(b) to the Company's Annual Report on Form 10-K for the year ended December 31, 1998 (file No. 1-12991) and incorporated herein by reference).

         4.4      Amendment to Amended and Restated Bylaws (filed as Exhibit
                  3(c) to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 (file No. 1-12991) and incorporated herein by reference).

         4.5      Rights Agreement, dated as of April 24, 1991 including as
                  Exhibit A the forms of Rights Certificate and of Election to Purchase and as Exhibit B the summary of Rights to Purchase
                  Common Shares (filed as Exhibit 1 to the Company's registration statement on Form 8-A filed April 24, 1991 and incorporated herein by reference).

         4.6      First Amendment to Rights Agreement, dated as of March 28,
                  2001 (filed as Exhibit 2 to the Company's amended registration statement on Form 8-A/A filed March 28, 2001 and incorporated herein by reference).

         4.7      Form of Debt Securities Indenture.**

         4.8      Form of Junior Subordinated Debt Securities Indenture.**

         4.9      Specimen Common Stock Certificate (filed as Exhibit 4 to the
                  Company's Annual Report on Form 10-K for the year ended
                  December 31, 1994 (file number 0-10826) and incorporated herein by reference).

         4.10     Form of Debt Security.*

         4.11     Form of Junior Subordinated Debt Security (included in
                  Article II of Exhibit 4.8 hereto).**

         4.12     Amended and Restated Certificate of Trust of BancorpSouth
                  Capital Trust I.**

         4.13     Amended and Restated Trust Agreement of BancorpSouth Capital
                  Trust I.**

         4.14     Form of Second Amended and Restated Trust Agreement of
                  BancorpSouth Capital Trust I.

         4.15     Certificate of Trust of BancorpSouth Capital Trust II.**

         4.16     Trust Agreement of BancorpSouth Capital Trust II.**

         4.17     Form of Amended and Restated Trust Agreement of BancorpSouth
                  Capital Trust II.

         4.18     Certificate of Trust of BancorpSouth Capital Trust III.**

         4.19     Trust Agreement of BancorpSouth Capital Trust III.**

         4.20     Form of Amended and Restated Trust Agreement of BancorpSouth
                  Capital Trust III.

         4.21     Certificate of Trust of BancorpSouth Capital Trust IV.**

         4.22     Trust Agreement of BancorpSouth Capital Trust IV.**

         4.23     Form of Amended and Restated Trust Agreement of BancorpSouth
                  Capital Trust IV.

         4.24     Form of Trust Preferred Security Certificate for BancorpSouth
                  Capital Trust I, II, III and IV (included as Exhibit B of
                  Exhibits 4.14, 4.17, 4.20 and 4.23 hereto, respectively).

         4.25 Form of Trust Preferred Securities Guarantee Agreement relating to BancorpSouth Capital Trust I, II, III and IV.**

         5.1 Opinion of Riley, Ford, Caldwell & Cork, P.A. as to the legality of the Common Stock, Debt Securities, Junior
                  Subordinated Debt Securities and the Guarantees.

         5.2 Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, as to the legality of the Trust Preferred Securities of BancorpSouth Capital Trust I.

         5.3 Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, as to the legality of the Trust Preferred Securities of BancorpSouth Capital Trust II.

         5.4 Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, as to the legality of the Trust Preferred Securities of BancorpSouth Capital Trust III.

         5.5 Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, as to the legality of the Trust Preferred Securities of BancorpSouth Capital Trust IV.

         8.1 Opinion of Waller Lansden Dortch & Davis, PLLC, as to certain federal income tax matters.*

         12.1     Statement Regarding Computation of Ratio of Earnings to Fixed
                  Charges.

         23.1 Consent of KPMG LLP, independent certified public accountants.

         23.2     Consent of Waller Lansden Dortch & Davis, PLLC.

         23.3 Consent of Riley, Ford, Caldwell & Cork, P.A. (included in opinion filed as Exhibit 5.1).

         23.4 Consent of Richards, Layton & Finger, P.A. (included in opinion filed as Exhibit 5.2).

         23.5 Consent of Richards, Layton & Finger, P.A. (included in opinion filed as Exhibit 5.3).

         23.6 Consent of Richards, Layton & Finger, P.A. (included in opinion filed as Exhibit 5.4).

         23.7 Consent of Richards, Layton & Finger, P.A. (included in opinion filed as Exhibit 5.5).

         24.1     Power of Attorney.**

         25.1 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Debt Securities Indenture.

         25.2 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Trust Agreement of BancorpSouth
                  Capital Trust I.

         25.3 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Trust Agreement of BancorpSouth
                  Capital Trust II.

         25.4 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Trust Agreement of BancorpSouth
                  Capital Trust III.

         25.5 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Trust Agreement of BancorpSouth
                  Capital Trust IV.

         25.6 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Guarantees for the benefit of the holders of Trust Preferred Securities of BancorpSouth Capital
                  Trust I.

         25.7 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Guarantees for the benefit of the holders of Trust Preferred Securities of BancorpSouth Capital
                  Trust II.

         25.8 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Guarantees for the benefit of the holders of Trust Preferred Securities of BancorpSouth Capital
                  Trust III.

         25.9 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Guarantees for the benefit of the holders of Trust Preferred Securities of BancorpSouth Capital
                  Trust IV.


---------------------
         * To be filed by amendment or as an exhibit to a document to be incorporated by reference.


         **       Previously filed in this registration statement.



ITEM 17.          UNDERTAKINGS.

         (a)      The undersigned registrants hereby undertake:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) To provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrants' annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the provisions described under Item 15 above, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each registrant of expenses incurred or paid by a director, officer or controlling person of each registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d)      The undersigned registrants hereby undertake that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.


                  (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         (e) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, BancorpSouth, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tupelo, state of Mississippi, on November 13, 2001.

                                    BANCORPSOUTH, INC.
                                    (Registrant)

                                    By: /s/ L. Nash Allen, Jr.
                                       ----------------------------------
                                    L. Nash Allen, Jr.,
                                    Treasurer and Chief Financial Officer





         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     SIGNATURE                                    TITLE                                   DATE
     ---------                                    -----                                   ----
         *                     Chairman of the Board and Chief Executive Officer     November 13, 2001
-----------------------        (Principal Executive Officer) and Director
Aubrey B. Patterson


/s/ L. Nash Allen, Jr.         Treasurer and Chief Financial Officer (Principal      November 13, 2001
-----------------------        Financial and Accounting Officer)
 L. Nash Allen, Jr.


         *                                         Director                          November 13, 2001
-----------------------
   Shed H. Davis


         *                                         Director                          November 13, 2001
-----------------------
Hassell H. Franklin


         *                                         Director                          November 13, 2001
-----------------------
 W.G. Holliman, Jr.


         *                                         Director                          November 13, 2001
-----------------------
 A. Douglas Jumper


         *                     President, Chief Operating Officer and Director       November 13, 2001
-----------------------
  James V. Kelley


         *                                         Director                          November 13, 2001
-----------------------
 Turner O. Lashlee

     SIGNATURE                                 TITLE                                   DATE
     ---------                                 -----                                   ----
         *                                     Director                          November 13, 2001
-------------------
 R. Madison Murphy


         *                                     Director                          November 13, 2001
-------------------
  Robert C. Nolan


                                               Director                          November 13, 2001
-------------------
 W. Cal Partee, Jr.


         *                                     Director                          November 13, 2001
-------------------
   Alan W. Perry


         *                                     Director                          November 13, 2001
-------------------
  Travis E. Staub

         * L. Nash Allen, Jr. hereby signs this Registration Statement on Form S-3 on the 13th day of November, 2001 on behalf of each of the indicated persons for whom he is attorney-in-fact pursuant to a power of attorney filed herein.


                                    By: /s/ L. Nash Allen, Jr.
                                       ------------------------------------
                                       L. Nash Allen, Jr., Attorney-in-Fact

         Pursuant to the requirements of the Securities Act of 1933, as amended, BancorpSouth Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tupelo, state of Mississippi, on November 13, 2001.


                                    BancorpSouth Capital Trust I

                                    By: BancorpSouth, Inc.,
                                    as Depositor


                                    By:  /s/ L. Nash Allen, Jr.
                                       ------------------------------------
                                       L. Nash Allen, Jr.

         Pursuant to the requirements of the Securities Act of 1933, as amended, BancorpSouth Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tupelo, state of Mississippi, on November 13, 2001.


                                    BancorpSouth Capital Trust II

                                    By: BancorpSouth, Inc.,
                                    as Depositor


                                    By:  /s/ L. Nash Allen, Jr.
                                       ---------------------------------
                                       L. Nash Allen, Jr.


         Pursuant to the requirements of the Securities Act of 1933, as amended, BancorpSouth Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tupelo, state of Mississippi, on November 13, 2001.


                                    BancorpSouth Capital Trust III

                                    By: BancorpSouth, Inc.,
                                    as Depositor


                                    By:  /s/ L. Nash Allen, Jr.
                                       ---------------------------------
                                       L. Nash Allen, Jr.


         Pursuant to the requirements of the Securities Act of 1933, as amended, BancorpSouth Capital Trust IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tupelo, state of Mississippi, on November 13, 2001.


                                    BancorpSouth Capital Trust IV

                                    By: BancorpSouth, Inc.,
                                    as Depositor


                                    By:  /s/ L. Nash Allen, Jr.
                                       ---------------------------------
                                       L. Nash Allen, Jr.

                                INDEX TO EXHIBITS

        Exhibit
        Number                      Description of Exhibit
        -------                     ----------------------
         4.14     Form of Second Amended and Restated Trust Agreement of
                  BancorpSouth Capital Trust I.

         4.17     Form of Amended and Restated Trust Agreement of BancorpSouth
                  Capital Trust II.

         4.20     Form of Amended and Restated Trust Agreement of BancorpSouth
                  Capital Trust III.

         4.23     Form of Amended and Restated Trust Agreement of BancorpSouth
                  Capital Trust IV.

         4.24     Form of Trust Preferred Security Certificate for BancorpSouth
                  Capital Trust I, II, III and IV (included as Exhibit B of
                  Exhibits 4.14, 4.17, 4.20 and 4.23 hereto, respectively).

         5.1 Opinion of Riley, Ford, Caldwell & Cork, P.A. as to the legality of the Common Stock, Debt Securities, Junior
                  Subordinated Debt Securities and the Guarantees.

         5.2 Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, as to the legality of the Trust Preferred Securities of BancorpSouth Capital Trust I.

         5.3 Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, as to the legality of the Trust Preferred Securities of BancorpSouth Capital Trust II.

         5.4 Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, as to the legality of the Trust Preferred Securities of BancorpSouth Capital Trust III.

         5.5 Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, as to the legality of the Trust Preferred Securities of BancorpSouth Capital Trust IV.

         12.1     Statement Regarding Computation of Ratio of Earnings to Fixed
                  Charges.

         23.1     Consent of KPMG LLP, independent certified public accountants.

         23.2     Consent of Waller Lansden Dortch & Davis, PLLC.

         23.3 Consent of Riley, Ford, Caldwell & Cork, P.A. (included in opinion filed as Exhibit 5.1).

         23.4 Consent of Richards, Layton & Finger, P.A. (included in opinion filed as Exhibit 5.2).

         23.5 Consent of Richards, Layton & Finger, P.A. (included in opinion filed as Exhibit 5.3).

         23.6 Consent of Richards, Layton & Finger, P.A. (included in opinion filed as Exhibit 5.4).

         23.7 Consent of Richards, Layton & Finger, P.A. (included in opinion filed as Exhibit 5.5).

         25.1 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Debt Securities Indenture.

         25.2 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Trust Agreement of BancorpSouth
                  Capital Trust I.

         25.3 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Trust Agreement of BancorpSouth
                  Capital Trust II.

         25.4 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Trust Agreement of BancorpSouth
                  Capital Trust III.

         25.5 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Trust Agreement of BancorpSouth
                  Capital Trust IV.

         25.6 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Guarantees for the benefit of the holders of Trust Preferred Securities of BancorpSouth Capital
                  Trust I.

         25.7 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Guarantees for the benefit of the holders of Trust Preferred Securities of BancorpSouth Capital
                  Trust II.

         25.8 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Guarantees for the benefit of the holders of Trust Preferred Securities of BancorpSouth Capital
                  Trust III.

         25.9 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Guarantees for the benefit of the holders of Trust Preferred Securities of BancorpSouth Capital
                  Trust IV.